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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PRIDE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 9, 2007

To Our Stockholders:

On behalf of your board of directors and management, we are pleased to invite you to attend the annual meeting of stockholders of Pride International, Inc., which will be held at 9:00 a.m., Houston time, on May 17, 2007, at The Granduca Hotel, 1080 Uptown Park Boulevard, Houston, Texas 77056.

At this meeting, we will ask you to elect seven directors to serve one-year terms, to approve our 2007 Long-Term Incentive Plan and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007. The meeting also will provide us an opportunity to review with you our business and affairs during 2006.

Registration will begin at 8:30 a.m. Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Please bring picture identification, such as a driver’s license or passport, and if you hold your shares in brokerage accounts, a copy of a brokerage statement reflecting stock ownership as of the record date. Please keep in mind that cameras, recording devices and other electronic devices are not permitted at the meeting.

Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

     We look forward to seeing you at the meeting.

     Sincerely,

LOUIS A. RASPINO
President and Chief Executive Officer

PRIDE INTERNATIONAL, INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 17, 2007

The Annual Meeting of Stockholders of Pride International, Inc. will be held at The Granduca Hotel, 1080 Uptown Park Boulevard, Houston, Texas 77056 on May 17, 2007, at 9:00 a.m., Houston time, for the following purposes:

Proposal 1. To elect seven directors to serve for terms of one year.

Proposal 2. To approve our 2007 Long-Term Incentive Plan.

Proposal 3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007.

Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.

The board of directors has established March 30, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. For a period of 10 days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy card and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By order of the Board of Directors

W. Gregory Looser
Secretary

April 9, 2007
5847 San Felipe, Suite 3300
Houston, Texas 77057

PRIDE INTERNATIONAL, INC.
5847 San Felipe, Suite 3300
Houston, Texas 77057

PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the 2007 Annual Meeting of Stockholders of Pride to be held on May 17, 2007, or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting.

All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. When voting regarding the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. When voting regarding the approval of our 2007 Long-Term Incentive Plan and the ratification of the appointment of our independent registered public accounting firm, stockholders may vote for or against each proposal or may abstain from voting. Stockholders should vote their shares on the enclosed proxy card. If no choice is indicated, proxies that are signed and returned will be voted “FOR” the election of all director nominees, the approval of our 2007 Long-Term Incentive Plan and the ratification of the appointment of the independent registered public accounting firm.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting. Such proxies, together with this proxy statement and our 2006 annual report, are first being sent to stockholders on or about April 9, 2007.

QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES

The board of directors has established March 30, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. As of the record date, 165,711,532 shares of common stock were outstanding. Each share of common stock is entitled to one vote upon each matter to be voted on at the meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock at the annual meeting is necessary to constitute a quorum.

The seven nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. Our 2007 Long-Term Incentive Plan is subject to the approval of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter, provided that the total votes cast on the proposal (including abstentions) represent a majority of the shares of common stock entitled to vote on the proposal. The ratification of the appointment of our independent registered public accounting firm is subject to the approval of a majority of the votes cast on the matter.

Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present with respect to that question, even though those shares are considered present for quorum purposes and may be entitled to vote on other questions.

Because the approval of our 2007 Long-Term Incentive Plan requires the approval of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter, abstentions will have the same effect as votes against the proposal. Broker non-votes, on the other hand, will not affect the outcome of the voting, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares entitled to vote on the proposal, in which event the plan would not be approved. Because the ratification of the appointment of our registered independent accounting firm requires the approval of a majority of the votes cast, abstentions and broker non-votes will not affect the outcome of the voting on that proposal.

Any holder of our common stock has the right to revoke his or her proxy at any time prior to the voting thereof at the annual meeting by (1) filing a written revocation with the Secretary prior to the voting of such proxy, (2) giving a duly executed proxy bearing a later date or (3) attending the annual meeting and voting in person. Attendance by a stockholder at the annual meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

COST AND METHOD OF PROXY SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile or telegram or in person. We will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of our common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in doing so. In addition, we have engaged Georgeson Shareholder Communications to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of certain out-of-pocket expenses.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The board of directors has nominated the seven people listed below for election as directors, each to serve until the next annual meeting of stockholders or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out the accompanying proxy card, your vote will be cast for the substitute nominee.

J. C. Burton, a director since our acquisition of Marine Drilling Companies, Inc. in September 2001, is retiring from our board of directors effective as of the annual meeting and is therefore not standing for re-election as a director. The board of directors has reduced the size of the board from eight to seven directors effective at the annual meeting, and the Nominating and Corporate Governance Committee is conducting a search, with the assistance of an outside consulting firm, for an additional qualified candidate for the board. If a director is appointed by board action during 2007, the director would be submitted to the stockholders for election at the 2008 annual meeting if renominated by the board.

Nominees for Election

Each of the nominees for director has been approved by the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, for submission to the stockholders. Set forth below is the current principal occupation (which, unless otherwise indicated, has been his principal occupation during the last five years), age and other information for each nominee:

David A. B. Brown, 63, became chairman of the board in May 2005 and became a director in September 2001 in connection with our acquisition of Marine. Mr. Brown was a director of Marine from June 1995 until September 2001. Mr. Brown is currently chairman of Layne Christensen Company. Mr. Brown served as president of The Windsor Group, Inc., a strategy consulting firm, from 1984 until 2005. Mr. Brown was chairman of the board of the Comstock Group, Inc. from 1988 to 1990. Mr. Brown is also a director of EMCOR Group, Inc.

Kenneth M. Burke, 58, became a director in December 2006. Mr. Burke is a retired partner of Ernst & Young L.L.P. During his 31-year career with Ernst & Young, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast area and coordinating Partner for energy and oilfield service companies. Mr. Burke is also a director of Trico Marine

Services, Inc. Mr. Burke’s appointment as a director of Pride in December 2006 was recommended to the Nominating and Corporate Governance Committee by a third-party search firm engaged by the committee.

Archie W. Dunham, 68, became a director in May 2005. Mr. Dunham was chairman of ConocoPhillips from August 2002, following the merger of Conoco Inc. and Phillips Petroleum Company, until his retirement in September 2004. He was chairman of Conoco from August 1999 to August 2002, and president and chief executive officer of Conoco from January 1996 to August 2002. He was an executive vice president of E.I. du Pont de Nemours and Company, Conoco’s former parent, from 1995 to October 1998. Mr. Dunham is also a director of Louisiana Pacific Corporation and Union Pacific Corporation.

Francis S. Kalman, 59, became a director in October 2005. Mr. Kalman has been Executive Vice President and Chief Financial Officer of McDermott International, Inc. since February 2002. Mr. Kalman retired as Chief Financial Officer of McDermott effective April 1, 2007 and intends to retire as Executive Vice President effective September 30, 2007. From March 2000 to February 2002, he was Senior Vice President and Chief Financial Officer of Vector ESP, Inc. From April 1999 to March 2000, he was a principal of Pinnacle Equity Partners, LLC. From February 1998 to April 1999, he was Executive Vice President and Chief Financial Officer of Chemical Logistics Corporation. From May 1996 to September 1997, he was Senior Vice President and Chief Financial Officer of Keystone International, Inc.

Ralph D. McBride, 61, has been a director since September 1995. Mr. McBride has been a partner with the law firm of Bracewell & Giuliani, L.L.P. in Houston, Texas, since 1980. Bracewell & Giuliani, L.L.P. provides legal services to us from time to time.

Louis A. Raspino, 54, was named President, Chief Executive Officer and a director in June 2005. He joined us in December 2003 as Executive Vice President and Chief Financial Officer. From July 2001 until December 2003, he served as Senior Vice President, Finance and Chief Financial Officer of Grant Prideco, Inc. From February 1999 until December 2000, he served as Vice President of Finance for Halliburton Company. From October 1997 until July 1998, he was a Senior Vice President at Burlington Resources, Inc. From 1978 until its merger with Burlington Resources, Inc. in 1997, he held a variety of increasingly responsible positions at The Louisiana Land and Exploration Company, most recently as Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Raspino is also a director of Dresser-Rand Group Inc.

David B. Robson, 67, became a director in September 2001 in connection with our acquisition of Marine. Mr. Robson was a director of Marine from May 1998 until September 2001. From August 1996 until his retirement in February 2004, Mr. Robson served as chairman of the board and chief executive officer of Veritas DGC Inc., a geophysical service provider to the petroleum industry. Prior thereto, he held similar positions with Veritas Energy Services Inc. and its predecessors since 1974. Currently, Mr. Robson is chairman of Vada Capital, Inc., a family-owned private equity firm.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the seven nominees receiving the greatest number of votes cast will be elected as directors. Your board of directors unanimously recommends a vote “FOR” election of the aforementioned seven director nominees.

Corporate Governance

Corporate Governance Guidelines.  The board of directors has established Corporate Governance Guidelines to assist the board in the exercise of its responsibilities under applicable law and the listing standards of the New York Stock Exchange. The Guidelines provide a framework for our governance and the board, covering such matters as determining director independence, director orientation and continuing education, director responsibilities, director access to management, annual evaluations of the board and other corporate governance practices and principles. The Guidelines are available on our website at www.prideinternational.com under “Corporate Governance” in the “Investors Relations” section. In addition, the Guidelines, as well as our Code of Business Conduct and Ethical Practices and the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, are available in print to any investor requesting a copy. Requests should be directed to our Investor Relations Department.

Director Independence.  It is the policy of the board that a substantial majority of the members of the board of directors, and all of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, qualify as “independent directors” in accordance with the listing standards of the New York Stock Exchange. In addition, it is the policy of the board that all the members of the Audit Committee also satisfy the criteria for independence under applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. No director is considered independent unless the board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. The board has adopted categorical standards for director independence set forth in the Corporate Governance Guidelines to assist it in making independence determinations. The categorical standards are attached as Appendix A to this proxy statement. The categorical standards are reviewed periodically by the Nominating and Corporate Governance Committee.

The board considers all relevant facts and circumstances in making independence determinations. The board has determined that each current director’s and director nominee’s relationship with us, with the exception of Mr. Raspino, falls within the categorical standards and that all of the current directors and nominees, except Mr. Raspino, satisfy the independence standards of the New York Stock Exchange and our categorical standards. Mr. Raspino, our President and Chief Executive Officer, is employed by us. The board also determined in 2006 that Robert Barbanell, a director who retired from the board at the 2006 annual meeting of stockholders, satisfied the independence standards of the New York Stock Exchange and our categorical standards.

Code of Business Conduct and Ethical Practices.  All of our directors and employees must act ethically at all times and in accordance with the policies comprising our Code of Business Conduct and Ethical Practices. The Code is a reaffirmation that we expect all directors and employees to uphold our standards of honesty, integrity, ethical behavior and compliance with the law and to avoid actual or apparent conflicts of interest between their personal and professional affairs. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the Code. The Code establishes procedures for the confidential and anonymous reporting of a violation of the Code. We prohibit any form of retaliation against any director or employee for reporting, in good faith, suspected violations of the Code. The Code is available on our website at www.prideinternational.com as described above.

Accounting and Auditing Concerns.  The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Details regarding these procedures can be found on our website at www.prideinternational.com.

Executive Sessions.  The non-management directors meet regularly in executive session without management participation after non-telephonic board meetings and at times meet in executive session after telephonic board meetings. In addition, our Corporate Governance Guidelines provide that, if the group of non-management directors includes a director who is not independent under New York Stock Exchange listing standards, the independent directors will meet in executive session at least once annually. Currently, the director who presides at these meetings is the Chairman of the Board. Our Corporate Governance Guidelines provide that, if the Chairman ceases to be independent, then the presiding director will be chosen by a vote of the non-management directors or independent directors, as the case may be.

Communication with the Board.  Stockholders and other interested parties may make their concerns known confidentially to the board of directors or the non-management directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named non-management director or the “Non-Management Directors” as a group, in care of the Secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified non-management director or the non-management directors as a group.

Stock Ownership Guidelines for Directors.  The board has adopted stock ownership guidelines for directors under which each director is expected to own not less than 5,000 shares of common stock. Unvested shares of restricted stock are included in the total, but shares that may be acquired upon exercise of unexercised stock options are excluded. Each director is expected to attain such minimum level of stock ownership by the later of (1) the sixth anniversary of the effective date of the initial election or appointment of such person as a director and (2) May 12, 2007, which is the second anniversary of board approval of these stock ownership guidelines. Each of our directors, other than Mr. Burke, who was appointed in December 2006, currently exceeds the ownership guidelines. For information regarding our stock ownership guidelines for executive officers, please read “Compensation Discussion and Analysis — Stock Ownership Guidelines.”

Organization of the Board of Directors

The board of directors is responsible for oversight of our business and affairs. To assist it in carrying out its duties, the board has delegated certain authority to a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. During 2006, the board of directors held 20 meetings. Each director attended at least 75% of the total number of meetings of the board of directors and of the committees of the board on which he served that were held during the term of his service on the board and its committees. Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to attend annual meetings of our stockholders. With the exception of Mr. Burke, who became a director in December 2006, all of our current directors attended the 2006 annual meeting.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Messrs. Brown, Kalman and McBride (Chairman). The board of directors has determined that the members of the committee are independent under applicable New York Stock Exchange listing standards. The committee is responsible for identifying and recommending candidates to fill vacancies on the board of directors and for election by the stockholders, recommending committee assignments for directors to the board of directors, monitoring and assessing the performance of the board of directors and individual non-employee directors, reviewing compensation received by directors for service on the board of directors and its committees and developing and recommending to the board of directors appropriate corporate governance policies, practices and procedures for us. The committee held eight meetings during 2006. The charter of the committee is available on our website at www.prideinternational.com as described above.

In assessing the qualifications of prospective nominees to the board of directors, the Nominating and Corporate Governance Committee considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and our stockholders. An appropriate mix of backgrounds and skills is sought when considering prospective nominees.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chairman, Nominating and Corporate Governance Committee, in care of the Secretary, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057. The recommendation should contain the following information:

•	the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	the principal occupation or employment of the nominee;

•	the number of shares of each class or series of our capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

•	any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources.

Audit Committee.  The Audit Committee currently consists of Messrs. Brown, Burke, Dunham and Kalman (Chairman). The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and the New York Stock Exchange listing standards. The board of directors also has determined that all members of the Audit Committee are financial experts as defined by applicable SEC rules. The committee’s purpose is to assist the board of directors in overseeing (a) the integrity of our financial statements, (b) the compliance by us with legal and regulatory requirements, (c) the independence, qualifications and performance of our independent auditors and (d) the performance of our internal audit function. The committee held 17 meetings during 2006. The board of directors has adopted a written charter for the Audit Committee, which is available on our website at www.prideinternational.com as described above.

Compensation Committee.  The Compensation Committee currently consists of Messrs. Burton, Dunham and Robson (Chairman). Following the annual meeting, Mr. Burke is expected to fill the vacancy left by Mr. Burton. The board of directors has determined that the members of the committee are independent under applicable New York Stock Exchange listing standards. The committee’s purpose is (a) to review and approve the compensation of our executive officers and other key employees, (b) to evaluate the performance of the CEO and to oversee the performance evaluation of senior management, (c) to administer and make recommendations to the board of directors with respect to our incentive-compensation plans, equity-based plans and other compensation benefit plans and (d) to produce a compensation committee report and assist management with the preparation of the compensation discussion and analysis as required by the SEC for inclusion in the annual proxy statement. The committee may delegate to a subcommittee of its members. The committee held 12 meetings during 2006. The charter of the committee is available on our website at www.prideinternational.com as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than ten percent of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2006 and written representations from our officers and directors, all Section 16(a) reports applicable to our officers and directors and any beneficial owners of ten percent or more of a class of equity securities were filed on a timely basis, except one Form 4 that reported a disposition to us of shares for tax purposes upon the vesting of previously awarded restricted stock for each of Lonnie Bane, Bobby Benton, John Blocker, Jr., David Bourgeois, Gary Casswell, Bruce Kain, W. Gregory Looser, Steve Oldham, Louis Raspino, Douglas Smith and Imran Toufeeq, one Form 4 that originally under-reported the disposition of shares from Mr. Raspino to us for tax purposes upon the vesting of restricted stock, and one Form 4 that reported the sale of shares acquired upon an exercise of stock options by Mr. Bane but, due to a clerical error by the plan administrator, failed to report the exercise of the stock options.

SECURITY OWNERSHIP

The following table sets forth information as of March 30, 2007 with respect to the beneficial ownership of our common stock by (1) each of our stockholders who is known by us to be a beneficial owner of more than 5% of our common stock, (2) our directors and director nominees and the persons named in the “Summary Compensation Table” below and (3) all of our current executive officers and directors as a group. Unless otherwise indicated, all of such stock is owned directly, and the indicated person or entity has sole voting and investment power.

	Number of Shares
Name and Address	Beneficially Owned(1)	Percent of Class

FMR Corp(2)	23,780,972	14.4%
82 Devonshire Street
Boston, Massachusetts 02109
Atticus Capital LP(3)	10,554,900	6.4
152 West 57th Street, 45th Floor
New York, New York 10019
Wellington Management Company, LLP(4)	9,342,182	5.6
75 State Street
Boston, Massachusetts 02109
Lonnie D. Bane	138,931	*
John R. Blocker, Jr.	213,187	*
David A.B. Brown	72,508	*
Kenneth M. Burke	2,720	*
J. C. Burton	64,755	*
Archie W. Dunham	18,840	*
Rodney W. Eads	84,034	*
Francis S. Kalman	13,840	*
W. Gregory Looser	134,814	*
Ralph D. McBride	92,493	*
Louis A. Raspino	617,633	*
David B. Robson	66,755	*
Brian C. Voegele	47,573	*
All current executive officers and directors as a group (14 persons)	1,619,587	*

*	Less than 1% of issued and outstanding shares of our common stock.

(1)	The number of shares beneficially owned by the directors, director nominees and executive officers listed in the table includes shares that may be acquired within 60 days of March 30, 2007 by exercise of stock options as follows: Mr. Bane — 86,809; Mr. Blocker — 200,974; Mr. Brown — 52,350; Mr. Burke — none; Mr. Burton — 52,200; Mr. Dunham — 13,400; Mr. Eads — 18,750; Mr. Kalman — 8,400; Mr. Looser — 88,091; Mr. McBride — 69,033; Mr. Raspino — 416,197; Mr. Robson — 52,200; Mr. Voegele — 15,000; and all current executive officers and directors as a group — 1,091,676.

(2)	Based solely on an amendment to Schedule 13G/A filed with the SEC on February 14, 2007 by FMR Corp. on behalf of itself, Mr. Edward C. Johnson III, chairman of FMR Corp., and Fidelity Management and Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. Includes 22,572,672 shares beneficially owned by Fidelity, which acts as an investment adviser to various registered investment companies (the “Fidelity Funds”), 66,200 shares beneficially owned by Fidelity Management Trust Company (“FMT”), a wholly owned subsidiary of FMR, 90,000 shares beneficially owned by Strategic Advisers, Inc., a wholly owned subsidiary of FMR Corp., and 1,052,100 shares beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), a wholly owned subsidiary of FMR Corp. Each of Mr. Johnson and FMR Corp., through the control of Fidelity, FMT and PGATC, has sole dispositive power with respect to 23,690,972 shares and sole voting power with respect to 23,556,472 shares. Each of the Fidelity Funds’ boards of trustees has voting power over the shares held by each fund. Members of Mr. Johnson’s family, who together own approximately 49% of the outstanding voting stock of FMR Corp., may be deemed to be part of a controlling group with respect to FMR Corp.

(3)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2007 by Atticus Capital LP (“Atticus”), on behalf of itself, Atticus Management LLC (“Atticus Management”), the general partner of Atticus, and Timothy R. Brakett, managing member of Atticus and Atticus Management. Atticus, Atticus Management and Mr. Brakett report shared voting and dispositive power over these shares.

(4)	Based solely on a Schedule 13G filed with the SEC on February 14, 2007 by Wellington Management Company, LLP (“Wellington”), an investment adviser. Wellington reports shared voting power over 7,718,482 shares and shared dispositive power over 9,342,182 shares that are held of record by clients of Wellington.

CONFLICTS OF INTEREST AND RELATED PERSON TRANSACTIONS

Pursuant to our Code of Business Conduct and Ethical Practices, employees, officers and directors must not engage, or give the appearance of engaging, in any activity involving a conflict of interest, or a reasonably foreseeable conflict of interest, between their personal interests and our interests. The Code requires that any employee, officer or director who is uncertain whether a particular set of circumstances constitutes a conflict of interest seek appropriate, before-the-fact guidance from our Chief Compliance Officer.

Further, our Corporate Governance Guidelines provide that where an actual or potential conflict of interest involving a director develops, the director should report the matter immediately to the chairman of the Nominating and Corporate Governance Committee for evaluation. A significant and potentially ongoing conflict must be resolved or the director should resign. Also, if a director has a personal or business interest in a matter that is before the board of directors, the director must disclose the interest to the chairman of the board and, if appropriate, recuse himself from participation in the related deliberations and abstain from voting on the matter.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis should be read in conjunction with “Executive Compensation” included elsewhere in this proxy statement. In this Compensation Discussion and Analysis, “named executive officers” refers to our executive officers named in the Summary Compensation Table below who were executive officers on December 31, 2006.

Executive Compensation Philosophy

Our executive compensation program is designed to achieve three objectives. First, it is designed to align the interests of our executives with those of our stockholders. Second, it is designed to retain and motivate executives who serve our stockholders’ interests. Third, it is designed to attract talented external candidates where vacancies arise.

Alignment of Interests

Our executive compensation program is based on the principle that an employee is likeliest to serve the interests of our stockholders when his or her own interests are aligned with our stockholders’ interests. Our hiring practices are designed to identify candidates who have a demonstrated ability and desire to serve the interests of our stockholders. Our executive compensation program, however, acknowledges that hiring talented candidates is not sufficient to maximize the performance of those candidates. Rather, employees, including executives, should have financial incentives to serve the interests of our stockholders. We believe that the most effective way to unify the interests of our executives and our stockholders is to pay a significant amount of total compensation through annual incentive awards, which create incentives for meeting annual performance targets, and long-term stock-based incentive compensation, which focuses executives on the longer-term performance of our company.

Retention

Our executive compensation program is also based on the principle that executives who are serving the interests of our stockholders should be retained and incentivized to continue serving those interests. Given their qualifications, experience and professionalism, our executives, as well as the non-executive members of our management team who may be candidates for executive positions in the future, are highly marketable. Opportunities for alternative employment frequently arise, and our executive compensation program is designed to retain our executives in light of these other opportunities.

Attracting Candidates

Finally, our executive compensation program is based on the principle that highly qualified candidates seek the best available opportunities, from both a professional and a financial standpoint. Our program seeks to provide compensation that is competitive in relation to alternatives in the markets in which we compete for executives. This aspect of the program has been instrumental in our efforts to fill vacancies over the last three years. We expect it to continue to be instrumental in the event that future vacancies arise.

Administration of Executive Compensation Program

Our executive compensation program is administered by the Compensation Committee of our board of directors. The specific duties and responsibilities of the Compensation Committee are described in this proxy statement under “Organization of the Board of Directors — Compensation Committee.” The Compensation Committee has retained Towers Perrin as an outside consultant with respect to executive compensation matters. The primary role of Towers Perrin is to provide to the Compensation Committee market data and information regarding compensation trends in our industry and to make recommendations regarding the design of our incentive program. Our management did not engage Towers Perrin in any other capacity for 2006 and does not direct or oversee the retention or activities of Towers Perrin with respect to our executive compensation program.

Louis A. Raspino, our President and Chief Executive Officer, W. Gregory Looser, our Senior Vice President and General Counsel, Lonnie D. Bane, our Senior Vice President — Human Resources, and Brady K. Long, our Chief Compliance Officer and Deputy General Counsel, support the Compensation Committee in performing its role with respect to administering our compensation program. The Compensation Committee, with input from the other non-management directors, conducts performance evaluations of Mr. Raspino, and Mr. Raspino conducts performance evaluations of our other executive officers and makes recommendations to the Compensation Committee regarding all aspects of their compensation. Messrs. Bane, Looser and Long act pursuant to delegated authority to fulfill various administrative functions of the Compensation Committee, such as coordinating the hiring process with respect to executives, providing legal and market updates to the Compensation Committee, and overseeing the documentation of equity plans and awards as approved by the Compensation Committee. No executive has the authority to establish or modify executive officer compensation, except with respect to certain perquisites as described below.

Overview of Compensation

Our executive compensation program generally consists of six components:

•	base salary;

•	annual cash incentive compensation;

•	long-term stock-based incentive compensation;

•	Supplemental Executive Retirement Plan;

•	severance and change in control arrangements; and

•	perquisites.

On an annual basis, following the performance evaluations discussed above, the Compensation Committee conducts a review of each of base salary, annual cash incentive compensation and long-term stock-based incentive compensation, which we refer to as total direct compensation, with respect to each executive and makes adjustments, if any, to the preceding year’s levels. In determining compensation levels, the Compensation Committee seeks to position each element of each executive officer’s total direct compensation at a competitive level in relation to similar compensation paid to the executive’s peers.

The Compensation Committee has selected eleven companies against which to compare our executive compensation program. The following eight companies were selected because they either directly compete with us or have operations that are comparable to our operations: Diamond Offshore Drilling, Inc., ENSCO International Incorporated, GlobalSantaFe Corporation, Nabors Industries Ltd., Noble Corporation, Patterson-UTI Energy, Inc., Rowan Companies, Inc., and Transocean Inc. The remaining three companies were selected to represent the broader oilfield services market in which we also compete for talent: Cameron International Corporation, Tidewater Inc., and Weatherford International Ltd. We refer to these eleven companies collectively as our comparator group. The Compensation Committee and Towers Perrin review the comparator group on an annual basis. The Compensation Committee may elect to modify the group for future periods to reflect best practices in executive compensation or changes in our business or the business of other companies, in and outside the comparator group.

We also use nationally recognized executive compensation surveys. These data are adjusted for company size (based on revenues) and individual job duties. This compensation survey data, in connection with the information from the comparator group, is collectively referred to as the comparison data. As part of the Compensation Committee’s review and determination of appropriate and competitive levels of compensation, it utilizes a summary of our competitive posture for each component of compensation. The summary is prepared by Towers Perrin and derived from two data sources.

•	Towers Perrin uses the compensation information provided in the proxy statements of the members of our comparator group to develop market compensation levels for our most highly compensation officers. Towers Perrin then compares the compensation of the named executive officers in our comparator group to our executive pay levels based on pay rank.

•	Towers Perrin also utilizes data from private and public compensation surveys to develop marketplace compensation levels for our executive officers. The survey participants have corporate revenues consistent with our revenues. The surveys include information regarding compensation of officers with similar roles and responsibilities as our officers.

The annual review of each executive’s total direct compensation is also designed to ensure that each component of that compensation is appropriate in view of the performance of the executive and our company based on the annual performance evaluation discussed above. The review varies with the compensation component for which the evaluation is being performed, as described in greater detail below. Because each component is reviewed separately and compensation within each component is based on individual and company performance, the percentage of total direct compensation that each component comprises may vary by executive and by year. In 2006, the Compensation Committee reviewed total direct compensation to each executive, including an evaluation of the extent to which the executive compensation program’s objectives are being met with respect to the relative weighting of each component within the executive’s total direct compensation. The Compensation Committee expects to conduct this review on an annual basis.

The following table summarizes the relative size of the components of total direct compensation for 2006 for each of our named executive officers:

	Percentage of Total Direct
	Compensation for 2006
			Long-Term
	Base	Annual Cash	Stock-Based
Name	Salary	Incentive	Incentive

Louis A. Raspino	20.2%	15.1%	64.7%
Rodney W. Eads	14.8%	49.6%	35.6%
Brian C. Voegele	43.6%	21.6%	34.8%
W. Gregory Looser	22.9%	13.9%	63.2%
Lonnie D. Bane	23.9%	14.0%	62.1%

Base Salary

The first component of the executive compensation program is base salary. The Compensation Committee seeks to position each executive around the 50th percentile of the individual’s peers based on the compensation data. The extent to which an executive’s base salary falls short of, or exceeds, the 50th percentile is determined subjectively by the Compensation Committee based on tenure, experience, prior base salary, the results of the annual evaluation and other factors. Executives, other than the Chief Executive Officer, are evaluated on the following criteria: leadership; initiative; relationship and team building; business sense; communication; vision and perspective; supervision; organizational savvy; ethical practices; and fiscal responsibility. The Chief Executive Officer is evaluated on similar criteria, with emphasis on ethical practices, relations with our board of directors, vision, strategy, leadership and professional skills. No single criterion is weighted more heavily than any other in this evaluation, as the Compensation Committee evaluates the executive’s overall performance and contributions to our company.

New salaries are effective from July 1 of each year to the following June 30. Effective July 1, 2006, our named executive officers received base salary increases ranging from 7% to 14%, with Mr. Raspino’s base salary increasing 13%. These increases reflect both a general increase in base salary in order to remain competitive with market salaries as well as the performance by our executives as determined by the annual evaluation process. Our named executive officers are being paid the following base salaries, effective July 1, 2006 (or, with respect to Mr. Eads, September 18, 2006):

Name	Base Salary

Mr. Raspino	$850,000
Mr. Eads	$500,000
Mr. Voegele	$375,000
Mr. Looser	$360,000
Mr. Bane	$320,000

Annual Cash Incentive Compensation

The second component of the program is annual cash incentive compensation. The annual cash incentive is based on the achievement of company-wide objectives and personal objectives during the year, which are described in greater detail below. The Compensation Committee establishes a “target bonus” for each executive around the 50th percentile of the compensation data. The target bonus percentage is applied to the total salary earned by the executive during the year to determine the total target bonus dollar opportunity for that executive. The bonus is to be paid upon the achievement of specified performance-based goals during the applicable year. For 2006, target bonuses for the named executive officers were as follows:

Target
Bonus
Name	Percentage

Mr. Raspino	80%
Mr. Eads	70%
Mr. Voegele	60%
Mr. Looser	55%
Mr. Bane	55%

At the beginning of each calendar year, the Compensation Committee analyzes our corporate objectives and, on that basis, determines the metrics by which the executive’s bonuses will be calculated for that year. Each metric is weighted by the Compensation Committee to reflect its relative importance for the year in question. In addition, the Chief Executive Officer sets his personal goals with the Compensation Committee, and each executive other than the Chief Executive Officer sets his own personal goals with the Chief Executive Officer, which are then subject to approval by the Compensation Committee. The extent to which the executive achieves those goals is itself a metric on which part of the bonus is based. To allow time for the Compensation Committee to complete its annual review of executive performance evaluations and compensation, and in light of other company-wide reporting and accounting obligations during the first quarter of each year, the target bonus percentages are established by the Compensation Committee during the second quarter of each year. However, the Compensation Committee establishes target bonus percentages without regard to company performance during the period of the year prior to action by the

Compensation Committee, and bonuses are paid based on the achievement of the metrics for the entire calendar year. For 2006, the following metrics were established by the Compensation Committee:

		Target
Metric	Target	Weight

Earnings per share	$2.16	30%
Maximizing value of Latin America land and E&P services businesses	Substantial progress toward divestiture	20%
Safety performance on a company-wide basis	Not disclosed	10%
Operating and general and administrative expense control	$899.6 million	10%
Operating efficiency	Not disclosed	5%
Personal performance goals	Individual	25%

For 2006, the Compensation Committee determined that earnings per share was the most important financial measure upon which to evaluate executive officer performance with respect to payment of the annual cash incentive and, therefore, assigned the metric a weight of 30%. The Compensation Committee believes that earnings per share is a financial measure widely used by financial analysts and investors in evaluating our performance and that tying a significant portion of executive officer annual cash incentive compensation to this measure more closely aligns their interests with those of our stockholders. The target earnings per share for 2006 was $2.16.

The Compensation Committee determined that progress toward the divestiture of our Latin America land and E&P services operations was a critical initiative for 2006, as it could allow us to increase our focus on our core offshore operations. Accordingly, the metric was assigned a weight of 20%. The target for this metric was to make substantial progress toward the divestiture of those operations through a private sale or a public offering. With respect to a public offering, this target was to file a registration statement with the SEC with respect to an offering of those operations and to have had that registration statement declared effective by February 28, 2007, subject to extension as a result of delays relating to our ongoing investigation and other factors. For a private sale, a comparable timeline was to be used.

The Compensation Committee determined that safety performance on a company-wide basis was important to our company in 2006, reflecting our long-standing commitment to protecting the welfare of our employees. This metric was weighted at 10%. The target for this metric is based on the total recordable incidence rate, or TRIR, the number of recordable incidents per 200,000 man hours. TRIR is one of the generally accepted industry measures for safety performance. We are not disclosing the target for this metric, as doing so would result in competitive harm to our company. However, the achievement of this target was expected to require significant effort as we set the target for this metric at a TRIR that was better than the average performance of the industry in 2005.

The Compensation Committee determined that control of operating and general and administrative expense was important to our company in 2006, reflecting our long-standing commitment to cost control. This metric was weighted at 10%. The target for cost control was to have operating and general and administrative expense, in each case excluding depreciation and amortization, rig-based labor cost and other expense items determined by the Compensation Committee to be beyond management control, at or below $899.6 million.

The Compensation Committee also reviewed shipyard projects and maintenance matters and decided that, for 2006, our executives should be directly incentivized to seek to minimize shipyard time and other downtime and its concomitant loss of revenue. This metric was weighted at 5%. It is expressed in terms of the total number of days our rigs were contracted to work, not including planned downtime, planned shipyard projects, and special periodic surveys, divided by 365, versus the total number of days those rigs actually worked, divided by 365. We are not disclosing the target for this metric, as doing so would result in competitive harm to our company. However, the achievement of this target was expected to require significant effort due to the expected significant delays that would result from limited shipyard availability, equipment shortages and labor constraints in connection with these projects.

The Compensation Committee determined that each executive’s personal goals should account for 25% of the executive’s bonus opportunity. Each executive sets three to five goals to accomplish during the year. These personal goals primarily relate to various organizational, administrative and other matters that are important to the functioning and efficiency of the executive’s area of responsibility or department. Where the goals are not quantitative, the extent to which the executive (other than the Chief Executive Officer) accomplishes or exceeds the goals is determined subjectively by the Chief Executive Officer and reviewed with the Compensation Committee, and the extent to which the Chief Executive Officer accomplishes or exceeds the goals is determined subjectively by the Compensation Committee. These judgments are reflected in the amount of the executive’s bonus attributable to this metric.

Each metric is assigned a minimum threshold result, below which no amount of the bonus would be awarded with respect to that metric, a target result and a maximum result, at which the amount of the bonus awarded with respect to that metric would be 200% of the target bonus. For 2006, the results relating to and the weight given to each metric to calculate bonuses were as follows:

Metric	2006 Result	2006 Percentage(1)
Earnings per share	$1.82(2)	25.3%

Maximizing value of Latin America land and E&P services businesses	Substantial progress toward divestiture	20%
Safety performance on a company-wide basis	0.94 TRIR	12%
Operating and general and administrative expense control	$938.8 million(2)	3.6%
Operating efficiency	Not disclosed	0%(3)
Personal performance goals	Varies by individual	See table below

(1)	Represents the percentage of the total target bonus amount earned with respect to this metric. For example, with respect to the earnings per share metric, the target weight was 30% and the actual percentage used in calculating bonuses was 25.3%.

(2)	For purposes of determining achievement of this metric, the Compensation Committee excluded certain expense items that the Committee determined to be beyond management control. As a result, the calculation is not made in accordance with generally accepted accounting principles and is not the same as the calculation we use for financial statement reporting purposes.

(3)	We did not meet the minimum threshold result for this metric. As a result, no amount of the bonus was paid with respect to this metric.

The five metrics based on company performance described above (i.e., other than personal performance goals) resulted in a total calculated bonus percentage for those metrics of 60.9% out of a target of 75%. The table below presents (a) the percentage, as compared to a target of 25%, representing each named executive officer’s achievement of his personal performance goals for 2006, (b) the total calculated bonus percentage, which is equal to the sum of the percentages for the company performance metrics and the personal performance metric and excludes the additional, discretionary bonuses described below paid to Messrs. Looser and Bane, and (c) the bonuses actually paid to the named executive officers for 2006, including the discretionary bonuses:

	2006 Personal Goal	2006 Total Bonus
Name	Percentage	Percentage	Bonus

Mr. Raspino	32.9%	93.8%	$600,000
Mr. Eads	N/A	N/A	$450,000	(1)
Mr. Voegele	21.9%	82.8%	$180,069
Mr. Looser	37.5%	98.4%	$205,000
Mr. Bane	37.5%	98.4%	$175,000

(1)	Mr. Eads received a $100,000 bonus in connection with execution of his employment agreement in September 2006 and a $350,000 bonus for 2006 pursuant to his employment agreement.

All bonuses paid under the program, while expected to be based on the guidelines established by the Compensation Committee, are at all times subject to the Compensation Committee’s discretion. For 2006, upon the recommendation of the Chief Executive Officer based on the performance of the individual, the Compensation Committee exercised its discretion and awarded Mr. Looser an additional $22,316 and Mr. Bane an additional $12,615 above the executive’s calculated bonus under the plan. In prior years, the Compensation Committee has exercised this discretion to both increase and decrease the bonus amounts, in some cases by significant amounts, and may do so in the future.

Long-Term Stock-Based Incentive Compensation

The third component of our executive compensation program is long-term stock-based incentive compensation. Specifically, our executives are eligible to participate in our 1998 Long-Term Incentive Plan. Under the plan, the Compensation Committee is authorized to grant stock options, shares of restricted stock, restricted stock units and other compensation to executives.

At the end of the calendar year, the Compensation Committee determines an aggregate value of stock-based incentive awards to grant to each executive for the following year that generally would position the executive’s stock-based incentive compensation between the 50th and 75th percentile of the individual’s peers based on the compensation data. The amount of an executive’s stock-based incentive award is determined subjectively by the Compensation Committee following a recommendation from the Chief Executive Officer (or, with respect to the Chief Executive Officer, by the board of directors following a recommendation by the Compensation Committee), based in part on the executive’s performance. For purposes of valuing options in the determination of the aggregate value of stock-based incentive awards to be granted, for the 2006 grant, the Compensation Committee used the Black-Scholes method and, for the 2007 grant, the Compensation Committee used the binomial method, which was the method recommended and used by the compensation consultant. For accounting purposes, we use the Black-Scholes method to value options in our financial statements. The Compensation Committee then evaluates the forms of stock-based incentive awards to be granted. For the 2006 and 2007 grants, the Compensation Committee determined that the value of the awards should be evenly split between options and shares of restricted stock, as was consistent with trends in equity compensation within our comparator group and otherwise appropriate for our executives. For additional information regarding stock-based incentive awards granted to the named executive officers in 2006 and the assumptions underlying the value of those awards, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table under “Executive Compensation.” The total grant date fair value of stock-based incentive awards granted to the named executive officers in 2006 based on the Black-Scholes method and in 2007 based on the binomial method recommended and used by the compensation consultant was as follows:

	Total Value of Stock-Based
	Incentive Awards
Name	2006	2007

Mr. Raspino	$4,263,000	$4,138,000
Mr. Eads	$1,432,000	$1,883,000
Mr. Voegele	$1,014,000	$1,060,000
Mr. Looser	$903,000	$1,060,000
Mr. Bane	$760,000	$898,000

Beginning in 2002, the Compensation Committee generally has granted long-term incentive compensation to executives on the first trading day of each calendar year. In 2006, however, the Compensation Committee did not grant awards to executives until February 9, 2006 to permit the Chief Executive Officer to finalize his recommendations to the Compensation Committee, which had been delayed due to the significant involvement of our management team in our efforts to restate our financial statements for certain periods. The Compensation Committee approves the grant of options at Committee meetings and has not in the past granted options by written consent. With the exception of the annual grants made in 2006, the values to be granted to the executives are approved at the regularly scheduled December meeting of the Compensation Committee, with the grants being made on the first trading day of the next calendar year. Special grants may be made at other regular meetings to recognize the promotion of an employee, a change in responsibility of an employee or a specific achievement. We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation, and we do not grant options with a grant date prior to the date of Compensation Committee approval of the grant.

Long-term incentive compensation is designed to achieve all of the objectives under our executive compensation program. First, it is a mechanism through which executives become (or can become) stockholders, either through the ownership of shares of restricted stock, restricted stock units or options to purchase stock. Second, the vesting provisions of each award generally require continued employment for the awards to vest, thereby incentivizing the executive to remain in our employment. Third, we use long-term incentive compensation to attract external candidates, who, by resigning from their prior employer to accept employment with us, may be surrendering unvested equity and other compensation.

Supplemental Executive Retirement Plan

The fourth component of our executive compensation is the Supplemental Executive Retirement Plan (the “SERP”). The Chief Executive Officer and other executives who are proposed for participation by the Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the SERP. The Chief Executive Officer and the Compensation Committee base their proposal and approval, respectively, on the executive’s contributions to our company and expected long-term value to the organization. Those contributions and expected value also determine the terms of the executive’s participation, as the credited years of service, vesting terms and change in control payments, among other things, vary from one executive to another. All of the named executive officers currently participate in the SERP.

Participation in the SERP is designed to achieve the recruiting and retention objectives of the executive compensation program. Each participant’s vesting schedule requires continuous employment, and each executive’s participation agreement includes a disincentive for termination before retirement eligibility.

Recently, the Compensation Committee reevaluated the terms of the existing participation agreements in light of the SERP’s purpose and determined that it was appropriate to revise the terms of participation agreements entered into after that time to make the following general changes: (1) incorporate a salary look-back, as opposed to final pay, for determining the amount of the benefit; (2) tie vesting provisions to projected retirement dates as opposed to five-year vesting schedules; (3) discontinue additional age and service credits upon involuntary termination; (4) in the case of termination after a change in control, provide for payouts that relate to the projected benefit as opposed to multiples of compensation; and (5) defer retiree medical benefits until the executive’s retirement date as opposed to immediate commencement. Messrs. Voegele’s and Eads’ participation agreements are among those with the revised terms. In 2007, the Compensation Committee amended the SERP to provide that participants may elect to receive as a lump sum the actuarial present value of any benefit that is payable in annuity form, which includes benefits payable upon normal retirement, early retirement, death and disability. The election must be made by Messrs. Raspino, Looser and Bane prior to December 31, 2007, and by new and future participants, including Messrs. Eads and Voegele, within 30 days of the date of their participation agreements.

In general, pursuant to the SERP, upon retirement the executive will be entitled to receive, among other things, the vested portion of his SERP benefits, which includes annual payments to him for his lifetime equal to 50% of his final annual pay. See “Executive Compensation — Potential Payments Upon Termination or Change in Control — Supplemental Executive Retirement Plan” below for definitions of final annual pay. Each of Messrs. Raspino’s, Looser’s and Bane’s benefits under the SERP vest in five equal annual installments beginning on the first anniversary of the effective date of his participation agreement. Messrs. Voegele’s and Eads’ benefits under the SERP vest based on age and service requirements.

Additional information about the SERP, including accrued benefit information with respect to each named executive officer and the assumptions with respect to the present value of the current accrued benefits, are disclosed in connection with the “Pension Benefits” table and “Potential Payments Upon Termination or Change in Control” under “Executive Compensation.”

Severance and Change in Control Arrangements

The fifth component of the executive compensation program is severance and change in control arrangements. Each of our named executive officers has entered into an employment agreement with us, which provides severance and change in control protections to the executive.

The table below provides a brief summary of some of the benefits due to the executives in the event of termination or change in control under their employment agreements, award agreements and the SERP. The table should be read in conjunction with the more detailed descriptions under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Event	Raspino	Eads	Voegele	Looser	Bane
Involuntary termination (for any reason other than cause), constructive termination, death or disability
• Two years of base salary

• Two times target bonus

• Two years of insurance

• Awards vest

• Options exercisable for original term

• SERP benefits fully vest and the present value of the benefit is paid immediately in lump sum

• Two years of base salary

• Two times target bonus

• Two years of insurance

• Awards vest

• Options exercisable for 120 days after termination

• If death or disability, Options exercisable for one year

• SERP benefits vest on a pro-rata basis and periodic benefit payments commence on normal retirement date

• One year of base salary

• One times target bonus

• One year of insurance

• Awards vest

• Options exercisable for 120 days after termination

• If death or disability, Options exercisable for one year

• SERP benefits vest on a pro-rata basis and periodic benefit payments commence on normal retirement date

• One year of base salary

• One times target bonus

• One year of insurance

• Awards vest

• Options exercisable for 120 days after termination

• If death or disability, Options exercisable for one year

• SERP benefits fully vest and present value of the vested benefit is paid immediately in lump sum

• One year of base salary

• One times target bonus

• One year of insurance

• Awards vest

• Options exercisable for 120 days after termination

• If death or disability, Options exercisable for one year

• SERP benefits fully vest and present value of the vested benefit is paid immediately in lump sum

Change in control	• Employment agreement extended for three years • Awards vest	• Employment agreement extended for three years • Awards vest	• Employment agreement extended for two years • Awards vest	• Employment agreement extended for two years • Awards vest	• Employment agreement extended for two years • Awards vest
Limited change in control(1)	N/A	• Employment agreement extended for two years	• Employment agreement extended for one year	N/A	N/A

Event	Raspino	Eads	Voegele	Looser	Bane
Involuntary termination, constructive termination, voluntary resignation, death or disability during extended period of employment agreement following change in control, and additionally, with respect to Messrs. Voegele and Eads, involuntary termination or constructive termination during extended period of employment agreement following limited change in control
• Three years of base salary

• Three times maximum bonus

• Three years of insurance

• Options exercisable for original term

• Reimbursement for certain taxes

• SERP benefits vest and convert to lump sum equal to 50% of salary plus bonus (at change in control or termination, whichever is greater) times ten

• Voluntary resignation must be within 12 months of change in control

• Three years of base salary

• Three times maximum bonus

• Three years of insurance

• Options exercisable until later of 120 days after termination or two years after change in control

• Reimbursement for certain taxes

• SERP benefits vest and convert to lump sum equal to present value of SERP benefits that would have been paid on plan retirement date but for the termination

• Voluntary resignation must be within 12 months of change in control

• Two years of base salary

• Two times maximum bonus

• Two years insurance

• Options exercisable until later of 120 days after termination or two years after change in control

• Reimbursement for certain taxes

• SERP benefits vest and convert to lump sum equal to present value of SERP benefits that would have been paid on plan retirement date but for the termination

• Voluntary resignation must be within six months of change in control

• Two years of base salary

• Two times maximum bonus

• Two years insurance

• Options exercisable until later of 120 days after termination or two years after change in control

• Reimbursement for certain taxes

• SERP benefits vest and convert to lump sum equal to 50% of salary plus bonus (at change in control or termination, whichever is greater) times ten

• Voluntary resignation must be within six months of change in control

• Two years of base salary

• Two times maximum bonus

• Two years insurance

• Options exercisable until later of 120 days after termination or two years after change in control

• Reimbursement for certain taxes

• SERP benefits vest and convert to lump sum equal to 50% of salary plus bonus (at change in control or termination, whichever is greater) times ten

• Voluntary resignation must be within six months of change in control

Termination for cause	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits

Event	Raspino	Eads	Voegele	Looser	Bane
Retirement on or after age 62 without change in control	• Current agreements provide for full vesting of awards • All options exercisable for one year after retirement • Right to receive vested benefits under the SERP	• Current agreements provide for full vesting of awards • All options exercisable for one year after retirement • Right to receive vested benefits under the SERP	• Current agreements provide for full vesting of awards • All options exercisable for one year after retirement • Right to receive vested benefits under the SERP	• Current agreements provide for full vesting of awards • All options exercisable for one year after retirement • Right to receive vested benefits under the SERP	• Current agreements provide for full vesting of awards • All options exercisable for one year after retirement • Right to receive vested benefits under the SERP

(1)	The Compensation Committee has approved the provision of benefits to Messrs. Raspino, Looser and Bane in the event of a limited change in control. Such provisions have not yet been incorporated into their employment agreements.

The Compensation Committee believes that the change in control protections described above provide the named executive officers, whose jobs would generally be at the greatest risk in a change in control, with a greater level of financial security in the event of a change in control. The Compensation Committee believes that this additional level of security is effective and necessary to ensure that these executives remain focused on our performance and the creation of stockholder value through the successful execution of any change in control transaction rather than on the potential uncertainties associated with their own employment. The Compensation Committee believes that our severance and change in control arrangements are competitive and are generally representative of typical executive severance pay packages.

Perquisites

The sixth component of the executive compensation program is perquisites. We provide three types of perquisites. First, each executive receives an automobile allowance in the amount of $750 per month and a gas card paid by us. Second, we pay for each executive to have an annual physical examination. Third, we currently pay a portion of health club dues and monthly, but not initiation, fees for an executive’s club membership where there is a valid business purpose, including the entertainment of customers. These perquisites are available to all executive officers, except with respect to membership fees, which are awarded when the Chief Executive Officer (with respect to executive officers) or the Compensation Committee (with respect to the Chief Executive Officer) determines a valid business purpose is involved. In addition, from time to time we have paid the legal fees for certain candidates for executive offices in connection with the completion of their employment agreements with us. We do not expect to pay those fees in the future.

The Compensation Committee has reviewed the costs to our company of these additional benefits and does not consider them to be significant. For additional information regarding perquisites, see “Executive Compensation — Summary Compensation Table.”

Other Benefits

Executives are eligible, with all employees, in various benefit plans, including the 401(k) plan and the Employee Stock Purchase Plan, among others. Our named executive officers also are eligible to participate in our 401(k) restoration plan, which provides similar benefits to our 401(k) plan with respect to highly compensated employees whose compensation exceeds the Internal Revenue Service limitations on the amount of compensation that is eligible for match in our regular 401(k) plan. The Compensation Committee exercises no discretion over this participation.

Stock Ownership Guidelines

We have adopted a guideline that each executive own shares of our common stock with a market value at least equal to the individual’s base salary. Shares of restricted stock and restricted stock units are included in the calculation; shares subject to unexercised options are not included. Executives are expected to attain these minimum levels of stock ownership by the later of (1) the sixth anniversary of the effective date of the initial election or appointment of such person as an executive officer and (2) May 12, 2007. All of our executives currently exceed the ownership guidelines. The total value of stock ownership as of March 30, 2007, based on the closing price of our common stock on that date, as compared to each individual’s base salary as of December 31, 2006 was as follows:

Name	Base Salary	Value of Common Stock

Mr. Raspino	$850,000	$6,063,224
Mr. Eads	$500,000	$1,965,048
Mr. Voegele	$375,000	$980,447
Mr. Looser	$360,000	$1,406,362
Mr. Bane	$320,000	$1,568,872

Accounting and Tax Matters

In December 2006, we changed the procedures regarding personal income tax withholding with respect to outstanding restricted stock awards held by our officers, including all of our named executive officers. The changes permitted such officers to request that, for purposes of satisfying the federal income tax withholding obligations with respect to certain taxes required to be withheld with respect to the vesting of the awards, the amount withheld be greater than the statutory minimum with respect to federal income tax withholding but no more than the highest federal marginal income tax rate applicable to ordinary income at the time of vesting. For restricted stock awards that vested through February 14, 2007, the withholding of the statutory minimum and the increased amount was net settled by the plan administrator’s delivery of share of common stock to us with a fair market value equal to the amount of the withholding, with the remaining shares delivered to the officer. As a result of the change in procedures and the net settlement feature, these awards were reclassified from equity to liability awards under Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments” in the fourth quarter of 2006. As of February 15, 2007, we further amended our procedures for additional withholding and settlement of vested awards which resulted in the reclassification of the affected restricted stock awards back to equity classified awards. For additional information, including the financial statement impact of these changes, see Note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006.

Section 162(m) of the Internal Revenue Code of 1986 denies a compensation deduction for federal income tax purposes for certain compensation in excess of $1 million paid to specified individuals. “Performance based” compensation meeting specified standards is deductible without regard to the $1 million cap. The Compensation Committee has approved payment of compensation in 2006 in excess of what is deductible under Section 162(m) and reserves the right to structure future compensation of our executive officers without regard for whether such compensation is fully deductible if, in the Compensation Committee’s judgment, it is in the best interests of our company and our stockholders to do so. The 2006 compensation of all the named executive officers qualifies for deductibility, with the exception of $1,147,003 relating to a portion of base salary, bonuses, restricted stock awards and other benefits.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

David B. Robson, Chairman
J. C. Burton
Archie W. Dunham

EXECUTIVE COMPENSATION

The following tables provide information regarding the compensation awarded to or earned during the year ended December 31, 2006 by our chief executive officer, chief financial officer and each of the next three most highly compensated executive officers who were serving as executive officers on December 31, 2006 and one former executive officer who resigned as chief operating officer during 2006 (the “named executive officers”). The tables following the summary compensation table provide additional detail with respect to grants of plan-based awards, the value of outstanding equity awards as of December 31, 2006, the value of options exercised and stock awards that vested during 2006, pension benefits and estimates of changes in post-employment benefits.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(1)	Earnings(4)	Compensation(5)	Total

Louis A. Raspino	2006	$800,000	$—	$1,246,037	$1,317,112	$600,000	$896,873	$32,853	$4,892,875
President and Chief Executive Officer and Director(6)
Rodney W. Eads	2006	$134,615	$450,000	$166,931	$156,625	$—	$—	$22,621	$930,792
Executive Vice President and Chief Operating Officer(7)
Brian C. Voegele	2006	$362,500	$—	$166,005	$123,492	$180,069	$—	$11,381	$843,447
Senior Vice President and Chief Financial Officer
W. Gregory Looser	2006	$337,500	$22,316	$540,593	$390,724	$182,684	$129,345	$25,810	$1,628,972
Senior Vice President, General Counsel and Secretary
Lonnie D. Bane	2006	$300,000	$12,615	$403,616	$373,493	$162,385	$279,799	$27,357	$1,559,265
Senior Vice President, Human Resources
John R. Blocker Jr.(8)	2006	$475,000	$118,750	$486,707	$592,118	$—	$426,747	$25,011	$2,124,333

(1)	Cash bonuses paid pursuant to performance metrics under our annual cash incentive plan for 2006 are listed under the column “Non-Equity Incentive Plan Compensation.” Mr. Eads’ bonus includes a $100,000 sign-on bonus and a $350,000 bonus pursuant to his employment agreement, which are included in the “Bonus” column. Messrs. Looser and Bane were awarded discretionary bonuses by the Compensation Committee based on a recommendation from the Chief Executive Officer, which are included in the “Bonus” column. Mr. Blocker’s bonus represents a prorated bonus paid pursuant to his retirement agreement and is included in the “Bonus” column.

(2)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to 2006 for restricted stock granted in 2006 and prior years, in accordance with SFAS No. 123(R). Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of equity awards is calculated using the closing price of our common stock on the date of grant. For stock awards, grant date fair values per share were $18.43, $20.07, $33.89, and $33.62 for the January 2, 2004, January 3, 2005, January 25, 2006 and February 9, 2006 grants, respectively. In December 2006, changes were made to the procedures regarding personal income tax withholding for outstanding restricted stock awards held by officers resulting in these awards being reclassified from equity to liability awards under the provisions of SFAS No. 123(R). Due to this modification, the fair value and recognized expense were calculated using the closing price of our common stock on December 29, 2006, of $30.01 per share. For additional information, see note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the executive.

(3)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to 2006 for stock options granted in 2006 and prior years, in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of stock options is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2006	2005	2004	2003

Dividend yield	0%	0%	0%	0%
Expected volatility	32.6%	30.7%	56.4%	62.6%
Risk-free interest rate	4.6%	3.7%	3.3%	3.0%
Expected life	6.3 years	5.0 years	5.0 years	5.0 years
Weighted average grant-date fair value of stock options granted	$13.79	$6.99	$9.28	$8.53

For additional information, see note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the executive.

(4)	This column reflects the aggregate increase in actuarial present value of benefits under the SERP accrued during 2006. Our named executive officers did not receive any above-market or preferential earnings on nonqualified deferred compensation during 2006.

(5)	The amounts shown in this column reflect matching contributions under our 401(k) plan, club memberships, automobile allowances, gas cards and life insurance premiums. The amount for Mr. Eads also includes reimbursement for legal fees of $20,000 incurred by him in connection with the negotiation of his employment agreement.

(6)	Mr. Raspino does not receive compensation for service as a director.

(7)	Mr. Eads joined our company in September 2006.

(8)	Mr. Blocker resigned as Chief Operating Officer effective on May 31, 2006 and remains an employee, but not an officer. For a description of his retirement agreement, see “Potential Payments Upon Termination or Change in Control — Blocker Retirement Agreement.”

Grants of Plan-Based Awards

The table below reports all grants of plan-based awards made during 2006.

					All Other	All Other
					Stock	Option
		Estimated Possible Payouts			Awards:	Awards:	Exercise
		Under Non-Equity Incentive			Number of	Number of	or Base	Grant Date
		Plan Awards(1)			Shares of	Securities	Price	Fair Value
	Grant	Threshold	Target	Maximum	Stock or	Underlying	of Option	of Stock and
Name	Date	($)	($)	($)	Units(2)(3)	Options(2)(4)	Awards(5)	Option Awards(6)

Louis A. Raspino		$160,000	$640,000	$1,280,000
	2/9/2006				81,890			$2,753,142
	2/9/2006					152,789	$33.62	$2,169,604
Rodney W. Eads	9/18/2006				57,000			$1,710,570
	9/18/2006					75,000	$28.00	$939,750
	9/18/2006					50,000	$28.00	$626,500
Brian C. Voegele		$54,375	$217,500	$435,000
	2/9/2006				3,952			$132,866
	1/25/2006				10,000			$338,900
	1/25/2006					37,500	$33.89	$538,875
W. Gregory Looser		$46,406	$185,625	$371,250
	2/9/2006				18,857			$633,972
	2/9/2006					32,364	$33.62	$459,569
Lonnie D. Bane		$41,250	$165,000	$330,000
	2/9/2006				15,870			$533,549
	2/9/2006					27,239	$33.62	$386,794
John R. Blocker, Jr.	2/9/2006				30,240			$1,016,669
	2/9/2006					51,897	$33.62	$736,937

(1)	These columns represent awards under our annual cash incentive plan. For additional information about the annual cash incentive plan, please read “Compensation Discussion and Analysis — Overview of Compensation — Annual Incentive Compensation.”

(2)	All awards in this column were made pursuant to our 1998 Long-Term Incentive Plan. For additional information about the 1998 Long-Term Incentive Plan, please read “Compensation Discussion and Analysis — Overview of Compensation — Long-Term Stock-Based Compensation.”

(3)	This column consists of shares of restricted stock, which vests in four equal annual installments beginning on the first anniversary of the grant date.

(4)	This column consists of options to purchase our common stock. The options granted on February 9, 2006 become exercisable in four equal annual installments beginning on February 9, 2007. The options granted to Mr. Voegele on January 25, 2006 become exercisable in five equal installments on July 25, 2006, January 25, 2007, July 25, 2007, January 25, 2008 and July 25, 2008. 75,000 of the options granted to Mr. Eads on September 18, 2006 become exercisable in four equal installments on March 18, 2007, September 18, 2007, March 18, 2008 and September 18, 2008, and 50,000 of the options granted to Mr. Eads on September 18, 2006 become exercisable in four equal annual installments beginning on September 18, 2007.

(5)	The exercise price is equal to the closing market price of our common stock on the NYSE on the grant date and may be paid in cash or by tendering shares of our common stock. Applicable tax obligations may be paid in cash or by withholding of shares of our common stock.

(6)	These amounts represent the full fair value of stock options and restricted stock granted to each executive during 2006 as calculated under SFAS No. 123(R). For the relevant assumptions used to determine the valuation of our awards, see note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 29, 2006. The table also shows unvested restricted stock awards assuming a market value equal to the closing price of our common stock on December 29, 2006 of $30.01 per share.

	Option Awards				Stock Awards
	Number of Securities	Number of Securities			Number of Shares		Market Value of
	Underlying	Underlying			or Units of		Shares or Units
	Unexercised	Unexercised			Stock That		of Stock
	Options(#):	Options(#):	Option Exercise	Option	Have Not		That Have Not
Name	Exercisable(1)	Unexercisable(1)	Price($)	Expiration Date	Vested(#)(2)		Vested ($)(4)

Louis A. Raspino	180,000	—	$16.10	12/4/2013	—		—
	100,000	—	$18.43	1/3/2014	—		—
	68,000	17,000	$20.07	1/4/2015	—		—
	20,000	30,000	$25.47	7/7/2015	—		—
	—	152,789	$33.62	2/9/2016	—		—
	—	—	—	—	122,390		$3,672,924
Rodney W. Eads	—	75,000	$28.00	9/19/2016	—		—
	—	50,000	$28.00	9/19/2016	—		—
	—	—	—	—	25,000		$750,250
	—	—	—	—	32,000	(3)	960,320
Brian C. Voegele	7,500	30,000	$33.89	1/25/2016	—		—
	—	—	—	—	13,952		$418,700
W. Gregory Looser	30,000	—	$18.43	1/3/2014	—		—
	50,000	12,500	$20.07	1/4/2015	—		—
	—	32,364	$33.62	2/9/2016	—		—
	—	—	—	—	42,607		$1,278,636
Lonnie D. Bane	30,000	—	$15.60	6/8/2014	—		—
	50,000	12,500	$20.07	1/4/2015	—		—
	—	27,239	$33.62	2/9/2016	—		—
	—	—	—	—	34,620		$1,038,946
John R. Blocker Jr.	60,000	—	$22.75	6/7/2007	—		—
	30,000	—	$19.56	7/26/2010	—		—
	100,000	—	$18.43	1/3/2014	—		—
	68,000	17,000	$20.07	1/4/2015	—		—
	—	51,897	$33.62	2/9/2016	—		—
	—	—	—	—	64,490		$1,935,345

(1)	The option expiring in 2007 vested in four equal installments on the six-month anniversary of the grant date, the first anniversary of the grant date, the second anniversary of the grant date and the third anniversary of the grant date. The options expiring in 2010 and 2013 generally vest in five equal semi-annual installments beginning on the six-month anniversary of the grant date. The options expiring in 2014 and 2015 vest in five equal annual installments beginning on the first anniversary of the grant date. The options expiring in 2016 vest in four equal annual installments beginning on the first anniversary of the grant date, except for 75,000 options granted to Mr. Eads, which vest in four equal installments on the six-month, one-year, 18-month and two-year anniversary of the grant date.

(2)	Except as noted in footnote 3 below, these shares of restricted stock vest in four equal annual installments beginning on the first anniversary of the grant date.

(3)	These shares of restricted stock vest in four equal semi-annual installments beginning six months after the grant date.

(4)	This column represents the closing price of our common stock on December 29, 2006 multiplied by the number of shares of restricted stock.

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock options and restricted stock exercised and vested, respectively, during 2006.

	Option Awards:
	Number of Shares		Stock Awards:
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	Acquired on Vesting (#)	Vesting ($)(2)

Louis A. Raspino	—	—	13,500	$428,135
Rodney W. Eads	—	—	—	—
Brian C. Voegele	—	—	—	—
W. Gregory Looser	18,000	$258,454	8,750	$280,688
Lonnie D. Bane	10,000	$179,000	6,250	$203,813
John R. Blocker Jr.	301,500	$4,644,214	12,875	$411,716

(1)	Represents the difference between the sale price of our common stock at exercise and the exercise price of the options.

(2)	Represents the value of the shares on the vesting date based on the closing price of our common stock on such date.

Pension Benefits

The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year under the SERP.

		Number of Years	Present Value of	Payments During
		Credit Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name(1)	(#)(2)	($)(3)	($)

Louis A. Raspino	Supplemental Executive Retirement Plan	3	$6,040,873	—
Rodney W. Eads	Supplemental Executive Retirement Plan	—	—	—
Brian C. Voegele	Supplemental Executive Retirement Plan	—	—	—
W. Gregory Looser	Supplemental Executive Retirement Plan	1	$863,547	—
Lonnie D. Bane	Supplemental Executive Retirement Plan	1	$1,406,601	—
John R. Blocker Jr.(4)	Retirement Agreement	N/A	$3,520,773	—

(1)	The SERP is a non-qualified retirement plan that provides for benefits, to the extent vested, to be paid to the participating executive officer upon the officer’s termination or that generally provides for lifetime payments upon retirement or termination based on number of years of service and age. In addition, the SERP provides surviving spouse benefits and certain death benefits for unmarried participants. No assets are held with respect to the SERP; therefore, benefits are funded when paid to the participants. We account for the SERP in accordance with SFAS No. 87, “Employers Accounting for Pensions.” We recognize its estimated liability and the related compensation expense over the estimated service period of each participant. For additional information about the SERP, see “Compensation Discussion and Analysis — Overview of Compensation — Supplemental Executive Retirement Plan” above and “Potential Payments Upon Termination or Change in Control — Supplemental Executive Retirement Plan” below.

(2)	The number of years presented is as of December 31, 2006. Years of credited service is not considered for purposes of benefit accrual, but is taken into account for vesting purposes. Messrs. Raspino, Looser and Bane generally become vested in the SERP in 20% increments over five years of plan participation. On December 31, 2006, Mr. Raspino had three years of vesting service (four years as of January 2, 2007), and Messrs. Looser and Bane each had one year of vesting service (two years as of January 1, 2007). Early retirement eligibility under the SERP is based on termination after attainment of age 55 and 15 years of employment. Messrs. Raspino and Bane have received additional contractual years of service for early retirement eligibility for total years as of December 31, 2006 of 15 years and nine years, respectively. As of December 31, 2006, Mr. Looser had seven years of service for early retirement eligibility.

(3)	The present value has been calculated assuming the executive retires at the normal retirement age under the SERP (age 62). The calculation of the present value of accumulated benefits is equal to the present value of the full benefit under the plan. Because the SERP benefit is not calculated based on service, the full benefit, which is 50% of final pay, is considered to be the accumulated benefit. For accounting purposes under SFAS No. 87, the cost of benefits is accrued over the five year vesting period. For Mr. Blocker, the present value of accumulated benefits reflects the full value defined in his retirement agreement.

(4)	Mr. Blocker is entitled to receive stipulated benefits under his retirement agreement with the present value shown as of December 31, 2006 in lieu of benefits accumulated by him under the SERP. See “Potential Payments Upon Termination or Change in Control — Blocker Retirement Agreement” below.

Potential Payments Upon Termination or Change In Control

Employment Agreements, Stock Options and Restricted Stock

We are a party to the following employment agreements with our named executive officers: Mr. Raspino for a term ending December 3, 2008; Mr. Eads for a term ending September 18, 2008; Mr. Voegele for a term ending January 25, 2009; Mr. Looser for a term ending December 4, 2008; and Mr. Bane for a term ending June 1, 2008. Each agreement is subject to automatic renewals for successive one-year terms until either party terminates the contract effective upon the anniversary date of the respective agreement, with at least one year’s advance notice. Our executives can be terminated by us at anytime for any reason and their rights to benefits upon such termination are summarized below. Mr. Blocker’s employment agreement terminated upon execution of his retirement agreement, which is described under “Blocker Retirement Agreement” below.

Each of the executive’s employment agreements and equity award agreements provide benefits to each executive upon termination, retirement or change in control as described below.

Mr. Raspino

Involuntary Termination.  Pursuant to Mr. Raspino’s employment agreement, if he is terminated involuntarily for reasons not associated with a change in control and not due to cause, he will receive:

(1) two full years of base salary (not less than the highest annual base salary during the preceding three years);

(2) an amount equal to two times the target award for our annual incentive compensation plan;

(3) two years of life, health, accident and disability insurance benefits for himself and his immediate family; and

(4) immediate vesting of his equity awards, with the options remaining exercisable for their original term.

The employment agreement treats death, disability, specified constructive terminations of an employee or our failure to renew an agreement at the end of its term as an involuntary termination of Mr. Raspino.

Change in Control.  The employment agreement also provides Mr. Raspino protection in the event of a change in control. A “change in control” is generally defined to include the acquisition by a person of 20% or more of our voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company and sale or liquidation of our company.

In the event of a change in control, the term of Mr. Raspino’s employment agreement will be extended for a period of three years from the date of the change in control and his equity awards fully vest, with the options remaining exercisable for their original term. In the event of an involuntary termination of Mr. Raspino during the extended term of the agreement (including by reason of death or disability) or voluntary resignation by him within 12 months after a change in control, he will be entitled to receive in a lump sum payment:

(1) three full years of base salary;

(2) three times the maximum bonus award for the year of termination; and

(3) life, health and accident and disability insurance continued for three years or until reemployment.

The employment agreement also provides that we will reimburse Mr. Raspino for certain taxes incurred by him as a result of payments following a change in control.

Retirement.  In the event of retirement not in connection with a change in control on or after age 62, the award agreements provide that Mr. Raspino’s equity awards will vest immediately, with options remaining exercisable for one year following retirement.

Mr. Eads

Pursuant to his employment agreement and award agreements, Mr. Eads generally will receive the same benefits as Mr. Raspino with the following exceptions:

(1) In the event of involuntary termination not associated with a change in control and not due to cause, Mr. Eads’ options will remain exercisable for 120 days following termination. In the event of termination by reason of death or disability, the options will remain exercisable for one year.

(2) In the event of an involuntary termination within three years, or a voluntary resignation within 12 months, of a change in control, Mr. Eads’ options will remain exercisable until the later of two years following the change in control or 120 days following the termination.

(3) Mr. Eads’ employment agreement also provides protection in the event of a limited change in control. A “limited change in control” is generally defined as a merger or consolidation of us whereby our stockholders prior to the transaction continue to hold at least 50% but not more than 80% of the surviving entity after the transaction. In the event of a limited change in control, the term of the employment agreement will be extended automatically for a period of two years from the date of the limited change in control. In the event of an involuntary termination other than for cause during the extended term, Mr. Eads will be entitled to receive the same benefits under his agreement as described above had the termination been within three years after a change in control.

Messrs. Voegele, Looser and Bane

Pursuant to the employment agreements and award agreements of Messrs. Voegele, Looser and Bane, the executive generally will receive the same benefits as Mr. Eads with the following exceptions:

(1) In the event of involuntary termination not associated with a change in control and not due to cause, the executive will receive (a) one full year of base salary, (b) one times the target award for our annual incentive compensation and (c) one year of life, health, accident and disability insurance for himself and his immediate family.

(2) In the event of a change in control, the term of the executive’s employment agreement will be extended for two years.

(3) In the event of an involuntary termination within two years, or a voluntary resignation within six months, of a change in control, the executive will receive (a) two full years of base salary, (b) a bonus equal to two times the maximum award for the year of termination and (c) life, health, accident and disability insurance for two years or until reemployment.

(4) Mr. Voegele’s employment agreement provides the same protection in the event of a limited change in control as Mr. Eads’ agreement, except the term of Mr. Voegele’s employment agreement will be extended for one year. Messrs. Looser’s and Bane’s employment agreements currently do not address a limited change in control.

Noncompete

In addition, the employment agreements provide a noncompete clause for two years for Messrs. Raspino and Eads, one year for Mr. Voegele and six months for Messrs. Bane and Looser after termination (voluntary or involuntary) assuming that it was not due to a change in control. In the event of a change in control, the noncompete clause does not apply.

Supplemental Executive Retirement Plan

We have implemented the SERP to provide specified benefits to certain management and highly compensated employees. The SERP is an unfunded, deferred compensation arrangement for the Chief Executive Officer and executives proposed for participation by the Chief Executive Officer and approved by the Compensation Committee and who otherwise meet the other requirements of the SERP. The specific provisions of a participant’s benefits are governed by his SERP participation agreement. Currently, each of the named executive officers (other than Mr. Blocker) participates in the SERP; Messrs. Voegele and Eads commenced participation in March 2007. The terms of each executive’s participation agreement is described below. Mr. Blocker’s SERP participation terminated upon execution of his retirement agreement, which is described under “Blocker Retirement Agreement” below.

If the executive’s employment terminates for any reason other than cause on or after his “normal retirement date,” which is the date he attains age 62, then we will make annual payments to him for his lifetime equal to 50% of his final annual pay. If the executive voluntarily terminates his employment with us prior to his normal retirement date but on or after his “early retirement date,” which is the date he has attained age 55 and has completed 15 years of continuous employment with us, then we will make annual payments to him for his lifetime equal to 50% of his final annual pay reduced by a certain percentage based on the number of years from the date of that termination to his normal retirement date. “Final annual pay” for purposes of the benefits calculations with respect to Messrs. Raspino, Looser and Bane means the executive’s base annual salary and target bonus award under our annual incentive compensation plan as in effect on the executive’s last day of active employment. “Final annual pay” for purposes of the benefits calculations with respect to Messrs. Voegele and Eads means the sum of (1) the executive’s average base annual salary over the five years preceding his last day of active employment and (2) the executive’s target bonus percentage under our annual incentive compensation plan as in effect on the executive’s last day of active employment multiplied by the amount in clause (1) above.

For Mr. Raspino, the foregoing benefits vest in five equal annual installments beginning January 2, 2004. For Messrs. Looser and Bane, the foregoing benefits vest in five equal annual installments beginning January 1, 2006. For Messrs. Voegele and Eads, the foregoing benefits will fully vest upon the executive’s normal retirement date or, if earlier, his early retirement date and upon a termination by reason of death or disability.

If an executive’s service is terminated by us prior to his normal retirement date other than for cause or by the executive due to certain events including non-renewal or breach by us of his employment agreement or for good reason, then:

•	with respect to Messrs. Raspino, Looser and Bane, (a) the executive’s SERP benefit will immediately vest, (b) three years will be added to the executive’s age and time of service for purposes of determining the executive’s eligibility for and the amount of his early retirement benefit and (c) the actuarial equivalent of the normal retirement benefit or early retirement benefit, as applicable, will be paid in a lump sum as soon as practicable after such termination in compliance with Section 409A of the Internal Revenue Code; and

•	with respect to Messrs. Voegele and Eads, (a) the executive’s SERP benefit will vest pro rata based on the number of months of service performed between January 1, 2007 and the earlier of the date that would have been his normal retirement date or his early retirement date, as applicable, and (b) we will make annual payments to the executive for his lifetime equal to 50% of his final annual pay, subject to reduction for pro rata vesting, commencing as soon as practicable after such executive’s normal retirement date or, if the termination is after the executive’s early retirement date, as soon as practicable after such termination, in each case in compliance with Section 409A of the Internal Revenue Code.

In addition, with respect to Messrs. Raspino, Looser and Bane, if the executive voluntarily resigns his employment for any other reason prior to attaining the above age and service requirements, his vested benefit under the SERP will commence on his normal retirement date. Benefits under the SERP are not subject to deduction for Social Security benefits or other offset amounts.

If the executive’s employment is terminated by reason of disability, then we will make annual payments to him, which will commence as soon as practicable after his termination, for his lifetime equal to 50% of his final annual pay reduced by a certain percentage based on the number of years from the date of the termination to his normal retirement date and reduced by any employer or government disability benefits. If the executive’s employment is terminated by reason of death, or if the executive dies after termination but prior to his normal retirement date and with a vested right to a benefit under the SERP, his spouse or beneficiary, as applicable, will receive the same benefit the executive would have received had the executive terminated on the later of the date of his death or actual termination, survived to his normal retirement date, elected to receive an annuity on his normal retirement date and died immediately after his normal retirement date. The executive’s spouse or, if no surviving spouse, his beneficiaries are entitled to survivor payments described below if he dies while employed by us or while receiving or entitled to receive benefits under the SERP. The benefits to a spouse are generally 50% of the annual amount otherwise payable to the executive and are payable for the lifetime of the spouse, and the benefits to beneficiaries are 100% of the annual amount otherwise payable to the executive and are payable for a maximum of 10 years.

In addition, in connection with termination of employment with a vested right to a benefit under the SERP, the executive is entitled to receive until his death retiree medical and dental coverage for himself, his spouse (if any) as of the date of termination and his dependents who were covered under our group health plan as of the date of termination, with such coverage beginning immediately with respect to Messrs. Raspino, Looser and Bane and, with respect to Messrs. Voegele and Eads, on his normal retirement date or immediately if the executive is terminated after his early retirement date. These benefits will be at least as favorable as the group medical and dental coverage offered to our executive employees. This coverage (i) will be suspended during any period the executive has medical coverage provided by another employer, (ii) with respect to the executive and his spouse (if applicable), will be converted to Medicare Supplement coverage upon becoming eligible for and covered by Medicare and (iii) with respect to his dependents, will terminate at such time as the dependents are no longer eligible for coverage under the terms of our group health plan. The executive will be responsible for the applicable premiums for coverage at the same rate paid by active executive employees.

If the executive’s employment is terminated within two years (three years for Messrs. Raspino and Eads) after a change in control or, with respect to Messrs. Voegele and Eads only, one year or two years, respectively, following a limited change in control (each as defined in the executive’s employment agreements), or in the event of a voluntary resignation by the executive within six months (12 months for Messrs. Raspino and Eads) after a change in control that is not a limited change in control, then the executive’s benefit under the SERP will fully vest and:

•	with respect to Messrs. Raspino, Looser and Bane, in lieu of lifetime cash payments, the executive will receive from us a lump sum payment in an amount equal to 50% of the greater of his final annual pay at the time of the change in control or his final annual pay at the time of termination, multiplied by ten; and

•	with respect to Messrs. Voegele and Eads, in lieu of the lifetime cash payments, he will receive from us a lump sum payment in an amount equal to the present value of the benefits that would have been payable under the SERP on the first to occur of his early retirement date or his normal retirement date.

Under amendments adopted in 2007, the executives may elect to receive as a lump sum the actuarial present value of any benefit that is payable in annuity form under the SERP, which includes benefits payable due to normal retirement, early retirement, death, disability and voluntary resignation. The election must be made by

Messrs. Raspino, Looser and Bane prior to December 31, 2007, and by Messrs. Eads and Voegele within 30 days of the date of their participation agreements.

If we terminate the executive’s employment for cause (as defined in the SERP or his employment agreement), then he forfeits all rights to any benefits under the SERP.

Blocker Retirement Agreement

Mr. Blocker resigned as Chief Operating Officer effective on May 31, 2006 and elected to retire from the company, although he will remain an employee, but not an officer, during the pendency of our ongoing investigation into allegations of improper payments to foreign government officials to assist us with the investigation and to be available for consultation and to answer questions relating to our business. Under his retirement agreement, during this employment period, we will continue to provide Mr. Blocker with the same compensation and benefits we previously provided, except that he is no longer eligible for grants or payments of annual bonus or other incentive awards other than the payment on March 15, 2007 of $118,750, which equaled the pro rata portion of his target annual bonus from January 1, 2006 to June 1, 2006. Upon the conclusion of his employment, subject to the conditions described below, Mr. Blocker will be entitled to receive the following benefits under his retirement agreement in lieu of the benefits he would have received under his employment agreement and under the SERP. Under the retirement agreement, Mr. Blocker will be entitled to receive $258,400 annually, less applicable withholding, for his lifetime and, upon his death, $129,200 annually for the lifetime of his current spouse, if she survives him. He also will be entitled to receive until his death retiree medical and dental coverage for himself and his eligible dependents, including his current spouse, who were covered under our group health plan as of May 31, 2006; these benefits will be at least as favorable as the group medical and dental coverage offered to our executive employees. This coverage will be suspended during any period Mr. Blocker has medical coverage provided by another employer, will be converted to Medicare Supplement coverage upon his or his spouse’s becoming eligible for and covered by Medicare and, with respect to his eligible dependents other than his spouse, will terminate at such time as the dependents are no longer eligible for coverage under the terms of our group health plan. Mr. Blocker will be responsible for the applicable premiums for coverage at the same rate paid by active executive employees. In addition, upon the conclusion of his employment, any stock options and restricted stock that are not vested will immediately vest, and all stock options will remain exercisable for their original term as if Mr. Blocker was still employed by us. Receipt of these benefits will be subject to the determination by our Audit Committee or the board of directors that it does not have “cause” (as defined in the retirement agreement) to terminate Mr. Blocker’s employment. Mr. Blocker also will be required to execute a waiver and release under which he will waive, and release us from, all claims he may have against us, except with respect to (1) rights of defense or indemnification arising under certificate of incorporation, bylaws or other governing documents of our company or our subsidiaries or under any director or officer liability or other insurance policy we maintain, (2) rights to benefits accrued under our 401(k) plan or our Employee Stock Purchase Plan, (3) rights under the retirement agreement and (4) rights or claims as may arise after the date of the waiver.

Mr. Blocker has agreed to refrain from any criticisms or disparaging comments about us and to keep information concerning matters affecting or relating to us or our business confidential. In addition, for a two-year period following retirement, Mr. Blocker has agreed to neither engage in specified activities that are in competition with us nor solicit any of our employees to leave or compete with us. In addition, the non-competition provisions of his employment agreement remain in full force and effect as modified by the retirement agreement. The retirement agreement provides that any breach by Mr. Blocker of the confidentiality and non-competition provisions will result in the termination of our obligation to provide the payments and benefits described above, other than payments and benefits already earned or accrued.

Potential Payments Table

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2006, given the named executive’s compensation and service levels as of such date and, if applicable, based on the closing price of our common stock on December 29, 2006 of $30.01 per share. In the table below, accelerated stock options, accelerated restricted stock, severance payments and tax gross-up payments are expressed as a lump sum payment;

medical coverage is expressed as the present value of future payments expected to be made over multiple years; SERP payments are expressed as either a lump sum payment or the first annual payment amount following termination, as indicated in the table; and disability benefits are expressed as the first annual payment amount following termination. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive’s age. As of December 31, 2006, none of the named executives satisfied the service or age requirements necessary to qualify for benefits upon early retirement or normal retirement. For additional information about benefits due to executives in the event of termination or change in control, see “Compensation Discussion and Analysis — Overview of Compensation — Severance and Change in Control Arrangements.”

Event	Raspino	Eads	Voegele	Looser	Bane	Blocker

Involuntary Termination Not for Cause and Constructive Termination
Accelerated stock options	$305,180	$251,250	—	$124,250	$124,250	$168,980
Accelerated restricted stock	3,672,924	1,710,570	$418,700	1,278,636	1,038,946	1,935,345
Lump sum SERP payments	8,977,510	—	—	983,210	1,524,777	—
Annual SERP payments(1)	—	—	—	—	—	258,400
Medical coverage	329,000	40,000	10,000	468,000	380,000	319,000
Severance payments	3,060,000	1,700,000	600,000	558,000	496,000	—
Voluntary Resignation
Accelerated stock options	—	—	—	—	—	—
Accelerated restricted stock	—	—	—	—	—	—
Annual SERP payments(2)	$459,000	—	—	$55,800	$49,600	—
Medical coverage	329,000	—	—	468,000	380,000	$319,000

Death
Lump sum	$3,060,000	$1,700,000	$600,000	$558,000	$496,000	—
Accelerated stock options	305,180	251,250	—	124,250	124,250	—
Accelerated restricted stock	3,672,924	1,710,570	418,700	1,278,636	1,038,946	$1,935,345
Annual SERP payments(3)	382,500	—	—	139,500	124,000	129,200
Medical coverage	183,000	40,000	10,000	258,000	211,000	178,000

Disability
Accelerated stock options	$305,180	$251,250	—	$124,250	$124,250	—
Accelerated restricted stock	3,672,924	1,710,570	$418,700	1,278,636	1,038,946	$1,935,345
Annual SERP payments(4)	520,200	—	—	139,500	124,000	258,400
Medical coverage	329,000	40,000	10,000	468,000	380,000	319,000
Severance payments	3,060,000	1,700,000	600,000	558,000	496,000	—
Disability benefits(5)	120,000	120,000	120,000	120,000	120,000	120,000

Termination for Cause
Additional benefits	—	—	—	—	—	—

Change in Control
Accelerated stock options	$305,180	$251,250	—	$124,250	$124,250	$168,980
Accelerated restricted stock	3,672,924	1,710,570	$418,700	1,278,636	1,038,946	1,935,345

Event	Raspino	Eads	Voegele	Looser	Bane	Blocker

Change in Control with Involuntary Termination or Voluntary Resignation
Accelerated stock options	$305,180	$251,250	—	$124,250	$124,250	$168,980
Accelerated restricted stock	3,672,924	1,710,570	$418,700	1,278,636	1,038,946	1,935,345
Lump sum SERP payments	7,650,000	—	—	2,790,000	2,480,000	—
Annual SERP payments	—	—	—	—	—	258,400
Medical coverage	329,000	61,000	20,000	468,000	380,000	319,000
Severance payments	6,630,000	3,600,000	1,650,000	1,512,000	1,344,000	—
Tax gross-up payments (280G calculation)	4,253,312	1,738,382	601,549	1,869,348	1,377,946	—

Limited Change in Control with Involuntary Termination or Voluntary Resignation(6)(7)
Accelerated stock options	$305,180	$251,250	—	$124,250	$124,250	—
Accelerated restricted stock	3,672,924	1,710,570	$418,700	1,278,636	1,038,946	—
Lump sum SERP payments(8)	7,650,000	—	—	2,790,000	2,480,000	—
Annual SERP payments	—	—	—	—	—	$258,400
Medical coverage	329,000	61,000	20,000	468,000	380,000	319,000
Severance payments	3,060,000	3,600,000	1,650,000	558,000	496,000	—

(1)	These amounts represent annual SERP benefits commencing upon termination.

(2)	These amounts represent annual SERP benefits commencing upon termination for Mr. Raspino and at age 62 for Messrs. Looser and Bane.

(3)	These amounts represent annual SERP benefits payable to a surviving spouse commencing upon death for Messrs. Raspino and Blocker and on the date the executive would have attained age 62 for Messrs. Looser and Bane.

(4)	Upon disability, the SERP benefits would become fully vested, and annual payments of the SERP benefits, subject to an appropriate reduction factor, would begin immediately. The reduction factor is 0.68 for Mr. Raspino and 0.50 for Messrs. Looser and Bane. These amounts do not reflect potential offsets for other disability payments.

(5)	Disability benefits consist of long-term disability coverage of 60% of monthly pay after 90 days of disability, up to $10,000 a month.

(6)	Only Messrs. Eads and Voegele had entered into employment agreements providing for payments due to a voluntary resignation after a limited change in control as of December 31, 2006.

(7)	Tax gross-up payments will be made only in the event that the limited change in control event constitutes a change in control for purposes of the applicable tax provision. If this were the case, the tax gross-up payments for Messrs. Eads and Voegele would be the amounts shown in the table under “Change in Control with Involuntary Termination or Voluntary Resignation.”

(8)	These payments assume SERP terms that became effective on January 1, 2007.

DIRECTOR COMPENSATION

Standard Nonemployee Director Compensation

The Nominating and Corporate Governance Committee periodically reviews the compensation of the board of directors and, from time to time, recommends changes thereto to the full board of directors. The committee uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board of directors. Directors who are employees receive no additional compensation for serving on the board of directors.

The annual retainer for the chairman of the board is $180,000. Each other director who is not an employee receives an annual retainer of $75,000 and a fee of $2,000 for each board and committee meeting attended. In addition, the chairman of the Audit Committee receives an annual fee of $12,000; the chairman of the Compensation Committee receives an annual fee of $10,000; and the chairman of the Nominating and Corporate Governance Committee receives an annual fee of $10,000.

In addition, each nonemployee director receives stock options and restricted stock under our 2004 Directors’ Stock Incentive Plan, as determined by the Nominating and Corporate Governance Committee. The options granted to nonemployee directors expire 10 years from the date of grant. Each option becomes exercisable as to 50% of the shares on the first anniversary of the grant date and as to the remaining 50% on the second anniversary of the grant date. Each option provides for adjustments in cases of mergers, stock splits and similar capital reorganizations. As long as the recipient continues to serve as a nonemployee director, the restricted stock vests with respect to 25% of the shares on each anniversary of the grant date. The restricted stock and options will, however, fully vest upon a change in control of us, or upon the recipient’s termination of service due to death, disability, resignation in compliance with our corporate governance guidelines or retirement on or after age 75. Upon termination of service for any other reason, any unvested shares of restricted stock and options will be forfeited, although the Nominating and Corporate Governance Committee may provide otherwise upon a termination other than for cause.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors for 2006.

				Non-Equity	Nonqualified
	Fees Earned or Paid			Incentive Plan	Deferred	All Other
	in Cash	Stock Awards ($)	Option Awards ($)	Compensation	Compensation	Compensation	Total
Name	($)	(4)(5)	(5)(6)	($)	Earnings	($)	($)

Robert L. Barbanell(1)	$91,231	$90,114	$93,704	—	—	—	$275,049
David A.B. Brown	$143,333	$68,484	$143,568	—	—	—	$355,385
Ralph D. McBride	$145,167	$68,484	$83,471	—	—	—	$297,122
J. C. Burton(2)	$133,167	$68,484	$83,472	—	—	—	$285,123
Archie W. Dunham	$135,167	$45,057	$81,973	—	—	—	$262,197
David B. Robson	$141,167	$68,484	$83,472	—	—	—	$293,123
Francis S. Kalman	$139,876	$45,057	$91,624	—	—	—	$276,557
Kenneth M. Burke(3)	$9,040	—	$5,448	—	—	—	$14,488

(1)	Mr. Barbanell retired from the board of directors effective at the 2006 annual meeting.

(2)	Mr. Burton will retire from the board of directors effective at the 2007 annual meeting.

(3)	Mr. Burke was appointed to the board of directors on December 11, 2006.

(4)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to 2006 for restricted stock granted in 2006 and prior years, in accordance with SFAS No. 123(R), which also equals the grant date fair value computed in accordance with SFAS No. 123(R). Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of these awards is calculated using the closing price of our common stock on the date of grant. Grant date fair values per share were $15.59 and $20.07 for the May 18, 2004 and January 3, 2005 grants, respectively. In January 2006, each eligible director was granted 2,720 shares of restricted stock, with a grant date fair value of $33.13 per share. For additional information, see note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006.

(5)	The aggregate number of restricted stock awards and the aggregate number of option awards outstanding at December 31, 2006 were as follows:

	Restricted
Name	Stock Awards	Stock Options

Robert L. Barbanell	—	45,100
David A.B. Brown	5,910	59,150
Ralph D. McBride	5,910	72,433
J. C. Burton	5,910	55,600
Archie W. Dunham	2,720	16,800
David B. Robson	5,910	55,600
Francis S. Kalman	2,720	16,800
Kenneth M. Burke	—	10,000

(6)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to 2006 for stock options granted in 2006 and prior years, in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of stock-based awards is estimated on the date of grant using the Black-Scholes option pricing model. See note (3) to the Summary Compensation Table for information regarding the weighted average assumptions. For additional information, see note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006. In January 2006, each eligible director other than the chairman of the board was granted options to purchase 6,800 shares of our common stock at an exercise price of $33.13, with a grant date fair value of $13.78 per share. The chairman of the board was granted options to purchase 13,600 shares of our common stock at an exercise price of $33.13, with a grant date fair value of $13.78 per share.

APPROVAL OF 2007 LONG-TERM INCENTIVE PLAN
(Item 2 on Proxy Card)

In February 2007, the board of directors approved, subject to stockholder approval, the Pride International, Inc. 2007 Long-Term Incentive Plan, which is attached to this proxy statement as Appendix B. Our existing 1998 Long-Term Incentive Plan was first approved in 1998. No new awards may be made under the 1998 plan after May 12, 2008. The board of directors has determined that it would be in our best interest to have a new long-term incentive plan. The plan adapts to certain changes in the law since the adoption of the 1998 plan and provides the Compensation Committee with additional flexibility regarding the terms and types of long-term incentive awards. No awards have yet been made under the plan.

Description of the Plan

Objectives.  The plan is designed to attract and retain our officers and employees, to encourage the sense of proprietorship of such officers and employees and to stimulate the active interest of such persons in our development and financial success. These objectives are to be accomplished by making awards under the plan and thereby providing participants with a proprietary interest in our growth and performance.

Eligibility.  All of our employees are eligible for awards under the plan. The Compensation Committee will select the participants from time to time by the grant of awards.

Shares Available for Awards.  8,000,000 shares of common stock will be available for awards granted, wholly or in part, in common stock (including rights or options which may be exercised for or settled in common stock) under the plan. The maximum number of shares of common stock that may be issued for awards other than options and stock appreciation rights is 4,000,000 shares. No participant may be granted awards exercisable for more than 2,000,000 shares of common stock during the term of the plan or awarded cash pursuant to cash awards in excess of $7,000,000 during any calendar year.

The board of directors may make certain adjustments in the event of any subdivision or consolidation of outstanding shares of common stock or declaration of a dividend payable in shares of common stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of common stock, our consolidation or merger with another corporation or entity or our adoption of a plan of exchange affecting the common stock or any distribution to holders of common stock of securities or property (other than normal cash dividends or dividends payable in common stock).

Administration.  The plan will be administered by the Compensation Committee. The Committee and the board of directors will have full and exclusive power to interpret the plan and to adopt such rules, regulations and guidelines for carrying out the plan as they may deem necessary or proper, all of which powers shall be exercised in our best interests and in keeping with the objectives of the plan. Any decisions of the Committee and the board of directors in the interpretation and administration of the plan will lie within their sole and absolute discretion and will be final, conclusive and binding on all parties concerned. The Committee may delegate to our senior officers certain duties under the plan.

Awards.  At the discretion of the Committee, awards may be in the form of (1) options, representing rights to purchase a specified number of shares of common stock at a specified price, (2) stock appreciation rights, representing rights to receive a payment, in cash or common stock, equal to the excess of the fair market value or other specified value of a number of shares of common stock on the rights’ exercise date over a specified strike price, (3) grants of restricted or unrestricted common stock or units denominated in common stock, (4) grants denominated in cash and (5) grants of awards subject to the attainment of one or more performance goals. The Committee will determine the type or types of awards to be made to each participant under the plan and the terms, conditions and limitations applicable to each such award. Each award will be embodied in an award agreement containing such terms, conditions and limitations as determined by the Committee in its sole discretion. An award agreement may include provisions for the repurchase by us of common stock acquired pursuant to the plan and the repurchase of a participant’s option rights under the plan.

The following is a brief description of these awards:

1. Stock Options.  An award may consist of a right to purchase a specified number of shares of common stock at a price specified by the Committee in the award agreement or otherwise. A stock option may be in the form of an incentive stock option, which in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Internal Revenue Code of 1986, or in the form of a non-qualified option. The plan authorizes the Committee to specify the manner of payment of the option price. The option price will not be less than the fair market value of our common stock on the date of grant. Payment may be made in cash or shares of common stock, or by surrendering all or part of that or any other award, valued at fair market value (as defined in the plan) on the date of exercise, or any combination thereof. The Committee is authorized to permit payment to be made by successive exercises by the participant. Certain restrictions may apply in the event shares of restricted stock are tendered as consideration for the exercise of a stock option.

2. Stock Appreciation Rights.  A stock appreciation right, or SAR, consists of a right to receive a payment, in cash or common stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of common stock on the date the SAR is exercised over a specified strike price as set forth in the award agreement. The strike price will not be less than the fair market value of our common stock on the date of grant. The Committee is authorized to determine the terms and conditions of SAR grants, subject to certain limitations.

3. Stock Award.  A stock award may consist of common stock or may be denominated in units of common stock. All or part of any stock award may be subject to conditions established by the Committee and set forth in the award agreement. Such conditions may include continuous service with us and our subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Any stock award that is not subject to performance criteria will have a minimum restriction period of three years from the date of grant, and any award that is subject to performance criteria will have a minimum restriction period of one year from the date of grant. However, the Committee may provide (1) for earlier vesting upon a participant’s termination of employment by reason of death, disability or retirement, (2) that the three-year or one-year minimum restriction period, as applicable, will not apply to a stock award that is granted in lieu of salary or bonus, or (3) that vesting of a stock award may occur incrementally over the three-year or one-year minimum restriction period, as applicable. The Committee may permit dividend equivalents with respect to restricted stock units. Such awards may be based on fair market value or other specified valuations. The certificates evidencing shares of common stock issued in connection with a stock award may contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

4. Cash Awards.  The Committee may also provide for cash awards, with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee and set forth in the award agreement, including continuous service with us, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

5. Performance Awards.  A performance award consists of a right to receive an option, SAR, stock award or cash award subject to the attainment of one or more performance goals. Performance awards may be qualified or unqualified under the Internal Revenue Code. The performance goals for qualified awards are set forth in the plan and may include one or more of the following:

•	stock price measures (including, among others, growth measures and total stockholder return);

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation, and amortization, or EBITDA;

•	economic value added;

•	net income measures (including, among others, income after capital costs and income before or after taxes);

•	operating income;

•	cash flow measures;

•	return measures (including, among others, return on capital employed, return on equity, return on investment and return on assets);

•	operating measures (including, among others, productivity, efficiency, and scheduling measures);

•	expense targets (including, among others, finding and development costs and general and administrative expenses);

•	margins;

•	revenue or sales; and

•	corporate values measures (including, among others, diversity commitment, ethics compliance, environmental, and safety).

Payment of Awards; Deferral.  Generally, payment of awards may be made in the form of cash or common stock or combinations thereof and may include such restrictions as the Committee determines including, in the case of common stock, restrictions on transfer and forfeiture provisions. The Committee may, in its discretion, permit selected participants to elect to defer payments (i.e., in the form of installment payments or a future lump sum payment) of some or all types of awards in accordance with procedures established by the Committee. The Committee may also permit the exercise or purchase of awards by use of the proceeds to be received from the sale of common stock issuable pursuant to an award.

Tax Withholding.  We have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of cash or shares of common stock, an appropriate amount of cash or number of shares of common stock or a combination thereof for payment of taxes or to take any such other action as may be necessary in our opinion to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to us of shares of common stock.

Assignability.  Generally, no award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant, any award shall be exercisable only by him. Nevertheless, subject to the approval by the Committee in its sole discretion, all or a portion of the awards granted to a participant under the plan that are not intended to be incentive stock options may be transferable by the participant, to the extent specified in such approval, to (1) the children or grandchildren of the participant, (2) a trust or trusts for the exclusive benefit of such immediate family members or (3) a partnership or partnerships in which such immediate family members have at least 99% of the equity, profit and loss interests; provided that the award agreement pursuant to which such awards are granted must expressly provide for transferability in a manner consistent with the plan.

Change in Control.  The occurrence of a “change in control” of us may result in acceleration of the vesting and exercisability of, and lapse of restrictions with respect to, all awards granted under the plan. For purposes of this provision, a “change in control” means, and will be deemed to have occurred on the date of the first to occur of any of the following:

•	a change in control of us of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 5.01 of Form 8-K under the Securities Exchange Act of 1934 as in effect on the date of the plan, or if neither item remains in effect, any regulations issued by the SEC pursuant to the Exchange Act which serve similar purposes;

•	any “person” (as such term is used in Sections 12(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of our securities representing 20% or more of the combined voting power of our then-outstanding securities;

•	the individuals who were members of the board of directors immediately prior to a meeting of our stockholders involving a contest for the election of directors do not constitute a majority of the board of directors following such election;

•	we have merged into or consolidated with another corporation, or merged another corporation into us, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by our former stockholders prior to such merger or consolidation; or

•	we have sold, transferred or exchanged all or substantially all of our assets to another corporation or other entity or person.

Notwithstanding the above, the acceleration of vesting and exercisability of unmatured awards is limited to the extent necessary to avoid imposition of the golden parachute excise tax under Section 4999 of the Internal Revenue Code, unless contrary provisions are contained in the related award agreement or in any other agreement with the participant.

Amendment.  The board of directors may amend, modify, suspend or terminate the plan for the purpose of meeting or addressing any changes in legal requirements or for any other lawful purpose, except that (1) no amendment or alteration that would impair the rights of any participant under any award previously granted to such participant may be made without such participant’s consent and (2) no amendment or alteration will be effective prior to approval by our stockholders to the extent such approval is determined by the board to be required by applicable laws, regulations or stock exchange requirements.

Effective Date; Term.  If the plan is approved by stockholders at the annual meeting, the plan will become effective as of the date of the annual meeting. If not approved, it will be terminated without any effect on any of our other incentive plans. The plan will automatically terminate on the 10th anniversary of stockholder approval and may be terminated at any time by the board of directors by a majority vote.

The foregoing description of the plan does not purport to be complete and is qualified by reference to the plan, a copy of which is attached to this proxy statement as Appendix B.

Certain Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular director. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Options and SARs.  The Internal Revenue Code provides that a participant receiving a non-qualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a non-qualified option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a non-qualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.

The grant of an incentive stock option does not result in taxable income to a participant. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands. The statutory holding period lasts until the later of (i) two years from the date the incentive stock option is granted or (ii) one year from the date the common stock is transferred to the participant pursuant to the exercise of the option.

If the employment and statutory holding period requirements for an incentive stock option are satisfied, we may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a  “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of the common stock on the date of exercise minus the incentive stock option price or (ii) the amount realized on disposition minus the incentive stock option price. Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, we are entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

The exercise of an option through the exchange of previously-acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of an option through the exchange of non-disqualified shares.

If an optionee exercises an option through the cashless exercise method by authorizing a broker designated by us to sell a specified number of the shares to be acquired through the option exercise having a market value equal to the sum of the option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an incentive stock option, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.

In the case of a non-qualified option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining option shares as discussed above relating to non-qualified options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

A participant will not realize taxable income upon the grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price (if any) he or she paid for the shares. The participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR that equals the fair market value of such shares on the date of exercise. We are entitled to a deduction in an amount equal to the income recognized by the participant upon the exercise of an SAR.

Restricted Stock and Restricted Stock Units.  Generally, a participant will not recognize any taxable income upon the award of restricted stock or restricted stock units. At the time the restrictions expire or when the participant receives the payment for the restricted stock or restricted stock units, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable compensation to the participant taxed as ordinary income.

Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the participant. A participant makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the participant. If a Section 83(b) election is properly made, the participant will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the participant for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the participant.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the plan.

Cash Awards and Stock Awards.  A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the participant to draw upon, and, subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will have a corresponding deduction for federal income tax purposes. A participant will recognize ordinary compensation income upon receipt of an unrestricted stock award equal to the fair market value of common stock received, and we will have a corresponding deduction for federal income tax purposes.

Parachute Payments.  The exercisability of an option or a stock appreciation right, the payment of a stock award, restricted stock unit award or cash award or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. We will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. We have structured the plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow us to qualify the compensation, we are seeking stockholder approval of the plan and the material terms of the performance goals related to awards intended to qualify as performance-based compensation.

Effect of American Jobs Protection Act of 2004

The American Jobs Creation Act of 2004 (“AJCA”) added a new Section 409A to the Internal Revenue Code, which generally provides that any deferred compensation arrangement which does not meet specific requirements regarding: (i) timing of payouts; (ii) advance election of deferrals; and (iii) restrictions on acceleration of payouts, results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax. In general, to comply with Section 409A, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

The AJCA is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the plan. Section 409A is effective with respect to amounts deferred after December 31, 2004. We intend that any awards granted under the plan satisfy the requirements of Section 409A to avoid the imposition of excise tax thereunder.

THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE PLAN IS NOT COMPLETE, AND WE RECOMMEND THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the approval of the plan requires the affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote, provided that the total votes cast on the proposal (including abstentions) represent a majority of the shares of common stock entitled to vote on the proposal. Broker non-votes will be treated as not present and not entitled to vote with respect to the proposal. Accordingly, broker non-votes will not affect the outcome of the voting on the proposal, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares entitled to vote on the proposal, in which event the plan would not be approved. Your board of directors recommends a vote “FOR” approval of the plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2006. The table does not include information regarding the 2007 Long-Term Incentive Plan, which is subject to stockholder approval at the annual meeting.

Number of
Securities to be
	Issued upon	Weighted Average	Number of
	Exercise of	Exercise Price of	Securities
	Outstanding	Outstanding	Remaining
	Options, Warrants	Options, Warrants	Available for
Plan Category(1)	and Rights	and Rights	Future Issuance

Equity compensation plans approved by security holders(2)	3,889,862	$20.18	4,357,763	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,889,862	$20.18	4,357,763

(1)	Excludes options to purchase 561,194 shares of our common stock, at a weighted average exercise price of $20.39, granted under equity compensation plans (a) of Marine Drilling Companies, Inc. assumed in connection with our September 2001 acquisition of Marine and (b) of Forasol-Foramer N.V. assumed in connection our acquisition of Forasol-Foramer in 1997. Upon consummation of each acquisition, all outstanding options to purchase Marine common stock and Forasol-Foramer common shares, as applicable, were converted into options to purchase our common stock. No additional awards may be granted under these plans.

(2)	Consists of the Employee Stock Purchase Plan, the 1998 Long-Term Incentive Plan, the 1988 Long-Term Incentive Plan, the 1993 Directors’ Stock Option Plan and the 2004 Directors’ Stock Incentive Plan.

(3)	As of December 31, 2006, the plans with securities remaining available for future issuance consisted of the 1998 Long-Term Incentive Plan, the Employee Stock Purchase Plan and the 2004 Directors’ Stock Incentive Plan. The securities available for issuance under the 1998 Long-Term Incentive Plan are limited to 10% of the total number of shares of our common stock outstanding from time to time, or 16,515,845 shares as of December 31, 2006, and could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. In February 2005, the board of directors approved an amendment to the 1998 Long-Term Incentive Plan limiting the term of the plan to ten years from its original adoption date in May 1998. As of December 31, 2006, 3,640,764 shares remained available for issuance under the plan with respect to awards (other than outstanding awards). In 2007, we have issued an additional 1,409,900 awards under the plan in the form of restricted stock units and stock options. As of December 31, 2006, 172,870 shares remained available for issuance under the 2004 Directors’ Stock Incentive Plan with respect to awards (other than outstanding awards) and could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. In 2007, we have issued an additional 73,440 awards under the plan in the form of restricted stock and stock options. As of December 31, 2006, 544,129 shares remained available for issuance under the Employee Stock Purchase Plan. These shares could be issued only in the form of shares of our common stock.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Kalman (Chairman), Brown, Burke and Dunham. The Audit Committee’s purpose is to assist the board in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independence, qualifications and performance of our independent auditors and (4) the performance of our internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and New York Stock Exchange listing standards.

Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements and issuing a report thereon. Accordingly, the Audit Committee’s responsibility is one of oversight. In this context, the Audit Committee discussed with KPMG LLP, our independent registered public accounting firm for 2006, those matters KPMG communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee also discussed with KPMG its independence from us and received from KPMG the written disclosure and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” This discussion and disclosure informed the Audit Committee of the independence of KPMG and assisted the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of services by KPMG not related to the audit of our financial statements and to the review of our interim financial statements is compatible with maintaining the independence of KPMG. Finally, the Audit Committee reviewed and discussed our audited financial statements with our management, our internal auditors and KPMG. Our management informed the Audit Committee that our audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors, and the board has approved, that these audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted,

Francis S. Kalman, Chairman
David A.B. Brown
Kenneth M. Burke
Archie W. Dunham

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item 3 on Proxy Card)

KPMG LLP has been appointed by the Audit Committee as the independent registered public accountant firm for us and our subsidiaries for the year ending December 31, 2007. This appointment is being presented to the stockholders for ratification. Representatives of KPMG are expected to be present at the annual meeting and will be provided an opportunity to make statements if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the ratification of the appointment of KPMG requires the affirmative vote of at least a majority of the votes cast on the matter. Your board of directors recommends a vote “FOR” such ratification.

If the stockholders fail to ratify the appointment of KPMG as our independent registered public accounting firm, it is not anticipated that KPMG will be replaced in 2007. Such lack of approval will, however, be considered by the Audit Committee in selecting our independent registered public accounting firm for 2008.

Other Matters

On May 27, 2005, the Audit Committee dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm. The report of PricewaterhouseCoopers on our consolidated financial statements as of and for the year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that the report on our consolidated financial statements for the year ended December 31, 2004 contained an adverse opinion on the effectiveness of internal control over financial reporting.

During the year ended December 31, 2004 and from January 1, 2005 through May 27, 2005, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference thereto in their reports on the financial statements for such years. In addition, none of the “reportable events” described in Item 304(a)(l)(v) of Regulation S-K occurred with respect to us during the year ended December 31, 2004 and from January 1, 2005 through May 27, 2005, except that, as disclosed in Item 9A of our annual report on Form 10-K for the year ended December 31, 2004, as amended, and in Item 4 of our quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, in connection with management’s assessment of the effectiveness of our disclosure controls and procedures and internal control over financial reporting as of December 31, 2004, management identified a material weakness in our internal controls. We did not maintain effective controls over the communication among operating, functional and accounting departments of financial and other business information that is important to the period-end financial reporting process, including the specifics of non-routine and non-systematic transactions. Contributing factors included the large number of manual processes utilized during the period-end financial reporting process and an insufficient number of accounting and finance personnel to, in a timely manner, (1) implement extensive structural and procedural system and process initiatives during 2004, (2) perform the necessary manual processes and (3) analyze non-routine and non-systematic transactions. The material weakness resulted in errors that have required the restatement on two separate occasions of our consolidated financial statements for prior periods. The material weakness had been remediated as of December 31, 2005.

In May 2005, the Audit Committee requested proposals from a number of accounting firms. On May 27, 2005, after considering the proposals received, the Audit Committee engaged KPMG LLP as our independent registered public accounting firm for 2005.

During the year ended December 31, 2004 and from January 1, 2005 through May 27, 2005, neither we nor anyone acting on our behalf consulted KPMG LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2006 and 2005, respectively, and fees billed for other services rendered by KPMG LLP during those periods.

	2006	2005
	(In thousands)

Audit Fees(1)	$7,790	$6,207
Audit-Related Fees(2)	—	—
Tax Fees(3)	19	17
All Other Fees(4)	2	2

Total	$7,811	$6,226

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, registration statements, comfort letters, statutory audits, accounting consultations, subsidiary audits and related matters. Audit Fees also include the audit of management’s report on the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s own audit of our internal control over financial reporting, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

(2)	Audit-Related Fees consisted of fees for audit-related services, which related to employee benefit plan audits, consultations concerning financial accounting and reporting standards and internal control assessment and testing beyond the level required as part of the consolidated audit.

(3)	Tax Fees consisted of fees for tax services, which related to services for tax compliance, tax planning, tax advice (including tax return preparation) and refund claims, assistance with tax audits and appeals and advice related to mergers and acquisitions.

(4)	All Other Fees consisted of fees for accounting research software.

The Audit Committee preapproves all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. All services provided by our independent public accounting firm in 2006 and 2005 were preapproved by the Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2008 Annual Meeting

To be included in the proxy materials for the 2008 annual meeting, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 11, 2007. Proxies granted in connection with that annual meeting may confer discretionary authority to vote on any stockholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our bylaws discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals have been received for inclusion in this proxy statement.

Our bylaws provide the manner in which stockholders may give notice of business to be brought before an annual meeting, including nominations for election as director. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office not less than 120 days prior to the scheduled annual meeting date (regardless of any postponements of the annual meeting to a later date). Accordingly, if the 2008 annual meeting were held on May 17, 2008, notice would have to be delivered or received by us by January 18, 2008. If, however, the date of the scheduled annual meeting date differs by more than 30 days from the date of the previous year’s annual meeting, and if we give less than 100 days’ prior notice or public disclosure of the scheduled annual meeting date, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not later than the close of business on the 10th day following the earlier of notice to the stockholders or public disclosure of the scheduled annual meeting date. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors. All notices should be directed to W. Gregory Looser, Secretary, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, are available without charge to stockholders upon request to Jeffrey L. Chastain, Vice President, Investor Relations, at the principal executive offices of Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the corporate secretary at our principal executive offices, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone number (713) 789-1400. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2006 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Appendix A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

As contemplated by the listing standards of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standards are not required to be disclosed in the Company’s annual proxy statement. The Board shall, however, consider all relevant facts and circumstances with respect to each director in making its independence determinations. A relationship is within the categorical standards if it:

•	Is a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but that listing standard does not preclude the Board from making a determination of independence;

•	Is a type of transaction or relationship addressed in Item 404 of Regulation S-K, but that regulation does not require disclosure of the transaction or relationship or permits the omission of the dollar amounts in respect of such transaction or relationship; or

•	Consists of charitable contributions by the Company to an organization of which the director is an executive officer that do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

A-1

Appendix B

PRIDE INTERNATIONAL, INC.
2007 LONG-TERM INCENTIVE PLAN

1. Plan.  The Pride International, Inc. 2007 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Pride International, Inc., a Delaware corporation (the “Company”), to reward certain officers and employees of the Company and its Subsidiaries by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of the Company.

2. Objectives.  The Plan is designed to attract and retain officers and employees of the Company and its Subsidiaries, to encourage the sense of proprietorship of such officers and employees and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions.  As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the President of the Company (or any other senior officer of the Company to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means any Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Committee determines such agreement is necessary.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Change in Control” means, and shall be deemed to have occurred on the date of the first to occur of any of the following:

(i) a Change in Control of the Company of the nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A or Item 5.01 of Form 8-K promulgated under the Exchange Act as in effect on the date of this Agreement, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes;

(ii) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then-outstanding securities;

(iii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election;

(iv) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former stockholders of the Company prior to such merger or consolidation;

(v) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means such committee of two or more members of the Board as is designated by the Board to administer the Plan, or the full Board if so designated.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in Section 1.

“Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock granted in the Award.

“Employee” means an employee of the Company or any of its Subsidiaries, including an officer, as such term is defined in Rule 16a-1 of the Exchange Act, of the Company or any of its Subsidiaries.

“Equity Award” means any Option, SAR, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of a particular date, (i) if the shares of Common Stock are listed on the New York Stock Exchange, then the final closing sales price per share of Common Stock as reported on New York Stock Exchange Composite Trading Listings, or a similar report selected by the Company, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are listed on a national securities exchange other than the New York Stock Exchange, the mean between the highest and lowest sales price per share of Common Stock on the primary such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the shares of Common Stock are not so listed but are quoted by The NASDAQ Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for The NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iv) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The NASDAQ Stock Market, Inc., or, if not reported by The NASDAQ Stock Market, Inc., by the National Quotation Bureau, Inc., or (v) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Non-qualified Stock Option.

“Participant” means an Employee to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more performance goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Qualified Performance Award shall be earned.

“Plan” has the meaning set forth in Section 1.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(a)(vi)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price.

“Stock Award” means an Award in the form of, or denominated in, or by reference to, shares of Common Stock, including an award of Restricted Stock.

“Subsidiary” means (i) with respect to any Awards other than incentive stock options within the meaning of Section 422 of the Code, any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of incentive stock options, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

4. Eligibility.  All Employees of the Company and its Subsidiaries are eligible for Awards under this Plan. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.

5. Common Stock Available for Awards.  Subject to the provisions of Section 16 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 8,000,000 shares. No more than 4,000,000 shares of Common Stock shall be available for Awards other than Options or SARs. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited, terminated or expire unexercised shall again immediately become available for Awards hereunder. Notwithstanding the foregoing, the number of shares of Common Stock reserved for issuance shall be reduced by the total number of Options or SARs exercised, and the number of shares of Common Stock reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares of Common Stock upon the exercise of an Option as described in Section 12 or (ii) any shares of Common Stock deducted from an Award payment in connection with the Company’s tax withholding obligations as described in Section 13. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee except as otherwise provided herein. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Section 6(d) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by Section 16(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from the applicable Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b) Indemnification. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Authority of the Board. The Board shall have the same powers, duties, and authority to administer the Plan as the Committee.

(d) Prohibition on Repricing of Awards. No Option or SAR may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the Grant Price for the shares underlying such Award.

7. Delegation of Authority.  The Committee may delegate to the President and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish with respect to Awards, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8. Employee Awards.

(a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award shall evidenced in such communications as the Committee deems appropriate, including in an Award Agreement, shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and may be signed by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Section 8(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Section 16 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher Grant Price nor may the Grant Price of any Option be reduced. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other agreement with the Participant.

(i) Option.  An Award may be in the form of an Option. An Option awarded to an Employee pursuant to this Plan may consist of either an Incentive Stock Option or a Non-qualified Stock Option. On the Grant Date, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Rights.  An Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award.  An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee. Any Stock Award that (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant or (b) is a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon an Employee’s termination of employment by reason of death, disability or retirement, (2) such three-year or one-year minimum Restriction Period, as applicable, shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (3) vesting of a Stock Award may occur incrementally over the three-year or one-year minimum Restriction Period, as applicable.

(iv) Restricted Stock Unit Awards.  An Employee Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Committee. Any Restricted Stock Unit Award that (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant or (b) is a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon an Employee’s termination of employment by reason of death, disability or retirement, (2) such three-year or one-year minimum Restriction Period, as applicable, shall not apply to a Restricted Stock Unit Award that is granted in lieu of salary or bonus, and (3) vesting of a Restricted Stock Unit Award may occur incrementally over the three-year or one-year minimum Restriction Period, as applicable.

(v) Cash Award.  An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted to Employees pursuant to this Plan, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

(vi) Performance Award.  Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Employee and/or the portion that may be exercised.

(A) Non-qualified Performance Awards.  Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards.  Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units, or divisions of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:

•	Stock price measures (including but not limited to growth measures and total stockholder return);

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Economic value added (“EVA”);

•	Net income measures (including but not limited to income after capital costs and income before or after taxes);

•	Operating income;

•	Cash flow measures;

•	Return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);

•	Operating measures (including but not limited to productivity, efficiency, and scheduling measures);

•	Expense targets (including but not limited to finding and development costs and general and administrative expenses);

•	Margins;

•	Revenue or Sales; and

•	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental, and safety).

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) no Employee may be granted, during the term of the Plan, Awards consisting of, relating to, or exercisable for more than 2,000,000 shares of Common Stock (the limitation set forth in this clause (i) being hereinafter referred to as “Stock Based Awards Limitations”); and

(ii) the maximum cash payment to be made to any one individual pursuant to any Cash Award during any calendar year shall not exceed $7,000,000.

9. Change in Control.  Notwithstanding the provisions of Section 8 hereof, unless otherwise expressly provided in the applicable Award Agreement, or as otherwise specified in the terms of an Equity Award, in the event of a Change in Control during a Participant’s employment with the Company or one of its Subsidiaries, each Equity Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, with performance-based equity awards vested at target level.

10. Non-United States Participants.  The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

11. Payment of Awards.

(a) General.  Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For an Award of Restricted Stock, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For an Award of Restricted Stock Units, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral.  With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code, and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Dividends and Interest.  Rights to (i) dividends will be extended to and made part of any Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit, subject in each case to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments for Awards.

12. Option Exercise.  The Grant Price shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including “cashless exercise”). Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section.

13. Taxes.  The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

14. Amendment, Modification, Suspension or Termination of the Plan.  The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed.

15. Assignability.  Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 15 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan which are not intended to be Incentive Stock Options may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family Member Trusts”), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests (“Immediate Family Member Partnerships”); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee.

16. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

17. Restrictions.  No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

18. Unfunded Plan.  Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

19. Section 409A of the Code.  It is intended that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder. Thus, notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award.

20. Parachute Payment Limitation.  Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant or may provide for a supplemental payment to be made to the Participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the Participant. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar and, to the extent necessary, the exercisability of an unmatured Award shall be reduced in order that this limitation not be exceeded. For purposes of this Section 20, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 20 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

21. Right to Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

22. Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

23. Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

24. Effectiveness.  The Plan was approved by the Board on February 23, 2007. The Plan will be submitted to the stockholders of the Company for approval at the 2007 annual meeting of stockholders and, if approved, will become effective as of the date of stockholder approval. If the stockholders of the Company should fail to so approve this Plan at such meeting, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder, if any, shall be null and void. Notwithstanding anything herein to the contrary, in no event may any new grants of Awards be made hereunder after May 17, 2017, the tenth anniversary of the date that stockholders approved the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF PRIDE INTERNATIONAL, INC. May 17, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. —— Please detach along perforated line and mail in the envelope provided. —— 20733000000000000000 2 051707 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors 2. Approval of the Company’s 2007 Long-Term Incentive Plan. NOMINEES: 3. Ratification of the appointment of KPMG LLP as the FOR ALL NOMINEES O David A. B. Brown Company’s independent registered public accounting firm for O Kenneth M. Burke 2007. WITHHOLD AUTHORITY O Archie W. Dunham FOR ALL NOMINEES O Francis S. Kalman O This proxy is revocable. The undersigned hereby revokes any proxy or Ralph D. McBride FOR ALL EXCEPT O proxies to vote or act with respect to such shares heretofore given by the Louis A. Raspino (See instructions below) O undersigned. David B. Robson This proxy is solicited on behalf of the Board of Directors. This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be voted “for” all director nominees, “for” Item 2 and “for” Item 3. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxies named herein. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRIDE INTERNATIONAL, INC. Proxy-2007 Annual Meeting of Stockholders May 17, 2007 The undersigned acknowledges receipt of the Notice of the 2007 Annual Meeting of Stockholders and Proxy Statement dated April 9, 2007. Louis A. Raspino and W. Gregory Looser, each with full power of substitution and resubstitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Annual Meeting of Stockholders of Pride International, Inc. (the “Company”) to be held on May 17, 2007, or any adjournment or postponement of such meeting, and to represent and vote all shares of common stock of the Company that the undersigned is entitled to vote. (Continued, and to be signed, on the reverse side)